 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-288811
Prospectus Supplement
(To Prospectus dated July 21, 2025)
ECARX Holdings Inc.
$50,000,000 Principal Amount of Convertible Notes
Class A Ordinary Shares Issuable upon Conversion of Convertible Notes
Pursuant to this prospectus supplement and the accompanying prospectus, ECARX Holdings Inc., or ECARX Holdings, is offering US$50,000,000 aggregate principal amount of convertible notes, or the Notes, which are convertible into Class A ordinary shares of ECARX Holdings, or Class A Ordinary Shares, par value US$0.000005 per share, under certain conditions more fully described below.
We are also offering by this prospectus supplement and the accompanying prospectus Class A Ordinary Shares issuable from time to time upon conversion or otherwise under the Notes and issuable as installment payment payable on the Notes.
The Notes will not bear interest except that upon the occurrence and during the continuance of an event of default, interest will accrue on the Notes at an interest rate of 14% per annum. Unless earlier converted or redeemed, the Notes will mature on the one-year anniversary of the issuance date, subject to extension at the option of the holders in certain circumstances as provided in the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders into our Class A Ordinary Shares at an initial conversion price equal to US$2.59 per share), subject to adjustment as provided in the Notes. The conversion price is subject to customary adjustments upon any share split, share dividend, share combination, recapitalization or similar event. Starting on the closing date, the Notes amortize in installments and we will make nine installments payments as described in more detail below, payable in cash or Class A Ordinary Shares. Upon the satisfaction of certain conditions, we may prepay all, or any part, of the amount then outstanding under the Notes by paying an amount equal to the then outstanding amounts due under the Notes at a 7% premium.
The Notes are being sold in accordance with a securities purchase agreement, or the Securities Purchase Agreement, between us and certain institutional investors in the Notes, dated as of October 30, 2025. The Notes are being issued pursuant to a supplemental indenture, or the Supplemental Indenture, dated as of October 30, 2025, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of October 30, 2025, or the Base Indenture. We refer to the Base Indenture, together with the Supplemental Indenture, as the “Indenture.” The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the investors may elect to consummate additional closings of up to US$100,000,000 in aggregate principal amount of convertible notes at additional closings, or the Additional Notes, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement to the issuance of any such Additional Notes (or Class A Ordinary Shares issuable upon conversion of or otherwise under such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.
No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our Class A Ordinary Shares are listed on the Nasdaq Global Market, or Nasdaq, under the ticker symbol “ECX.” On October 29, 2025 the closing price of the Class A Ordinary Shares on Nasdaq was US$2.35 per share.
We have retained D. Boral Capital LLC, or the Placement Agent, as our placement agent to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee equal to 3.7% of the gross proceeds from the sale of the Notes to investors first identified and introduced to the Company by the Placement Agent, but in no event will the aggregate fee and commissions payable to the Placement Agent under the terms of the DBC Engagement Letter (as defined below) with us, exceed US$4,650,000. See “Plan of Distribution” beginning on page S-47 regarding the compensation to be paid to the Placement Agent.
We expect to deliver the Notes on or about October 30, 2025, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-26 of this prospectus supplement and those included in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus to read about factors you should consider before buying our securities.
We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer.”
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in our Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interests in any operating company but instead are acquiring interests in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Prospectus Supplement Summary — Our Company — Our Corporate Structure.”
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., or the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIE or its subsidiaries and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected a restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by the former VIE were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024, or the 2024 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
D. Boral Capital
The date of this prospectus supplement is October 30, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not making an offer of our securities in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf to subscribe for and purchase, any of our securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus dated July 21, 2025 included in the registration statement on Form F-3 (No. 333-288811), filed with the SEC on July 21, 2025, which provides more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of ordinary shares offered by this prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations.
Before purchasing any securities, you should carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“Business Combination” means the transactions contemplated by the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA, ECARX Holdings, Ecarx Temp Limited, and Ecarx&Co Limited;

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“Class A Ordinary Shares” means Class A ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“Class B Ordinary Shares” means Class B ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“COVA” means COVA Acquisition Corp., a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“DBC Engagement Letter” means the engagement letter between us and the Placement Agent dated July 10, 2025, as amended.

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“ECARX,” “we,” or “our company” means ECARX Holdings and its subsidiaries (and, in the context of describing ECARX’s historical operations and consolidated financial information, also the former VIEs for the periods ended prior to the Restructuring), and references to “our” financial statements, share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, and auditors are to those of ECARX Holdings, respectively;

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“ECARX Holdings” means ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“Geely Auto” means Geely Automobile Holdings Limited, which manages brands including Geely, Lynk & Co, Geometry, and Zeekr, among others;

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“Geely ecosystem” means Geely Auto, Volvo Car, Polestar, smart, Lotus, Proton, LEVC, and other automotive OEMs that are affiliated with or are investee companies of Geely Holding;

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“Geely Holding” means Zhejiang Geely Holding Group Co., Ltd.;

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“Investor Notes” means the convertible notes issued by ECARX Holdings to certain institutional investors in the aggregate principal amount of US$65 million pursuant to the convertible note purchase agreement dated October 25, 2022 between ECARX Holdings and certain institutional investors;

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“Ordinary Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares;

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“PCAOB” means the Public Company Accounting Oversight Board;

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“Placement Agent” means D. Boral Capital LLC;

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“Public Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued upon the closing of the Business Combination in exchange for the public warrants of COVA that were issued in COVA’s initial public offering that was consummated on February 9, 2021;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that ECARX implemented to restructure its organization and business operations in early 2022, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“SEC” means the U.S. Securities and Exchange Commission;

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“SoC” means system on a chip;

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“Sponsor” means COVA Acquisition Sponsor LLC, a Cayman Islands limited liability company;

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“Sponsor Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor upon the closing of the Business Combination;

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“U.S. dollars” or “US$” means United States dollars, the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entity. “The former VIE” or “Hubei ECARX” means Hubei ECARX Technology Co., Ltd., a former consolidated variable interest entity of ECARX, and “the former VIEs” means Hubei ECARX Technology Co., Ltd. and its subsidiaries; and

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“Warrant Agreement” means the Warrant Agreement dated February 4, 2021 by and between COVA and Continental Stock Transfer & Trust Company, as warrant agent, as amended and assigned to ECARX Holdings pursuant to the Assignment, Assumption and Amendment Agreement dated December 20, 2022 by and between COVA, ECARX Holdings, and Continental Stock Transfer & Trust Company.

During the six-months ended June 30, 2025, we decided to change our reporting currency from RMB to U.S. dollars. This change was made as a result of our assessment that the change will help provide a clearer understanding of our financial performance to investors and improve comparability of our performance to peers, particularly due to our ongoing international expansion. The change in the reporting currency is a voluntary change and is accounted for retrospectively. The financial information included in this prospectus supplement for all periods presented has been translated into the new reporting currency as if we have always used U.S. dollars as the reporting currency.
Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

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the overall economic environment and general market and economic conditions in the jurisdictions in which we operate and beyond;

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the progress and results of the research and development of our products and services, as well as of their manufacturing, launch, commercialization and delivery;

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the conditions and outlook of the automobile and automotive intelligence industries in China and globally;

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our relationships with automotive OEMs, Tier 1 suppliers, and our other customers, suppliers, other business partners and stakeholders;

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our ability to successfully compete in highly competitive industries and markets;

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our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services, and grow our ecosystem;

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our ability to execute our strategies, manage growth, and maintain our corporate culture as we grow;

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our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

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changes in the needs for capital and the availability of financing and capital to fund these needs;

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anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

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the safety, price-competitiveness, quality, and breadth of our products and services;

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the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

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man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, and acts of God such as floods, earthquakes, wildfires, typhoons, and other adverse weather and natural conditions that affect our business or assets;

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exchange rate fluctuations;

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changes in interest rates or rates of inflation;

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legal, regulatory, and other proceedings;

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the results of future financing efforts; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
We are transforming vehicles into seamlessly integrated information, communications and transportation devices. We are shaping the interaction between people and cars by rapidly advancing the technology at the heart of smart mobility. Our current core products include infotainment head units, digital cockpits, vehicle chip-set solutions, a core operating system and integrated software stack.
We have established a successful track record since our inception. As of June 30, 2025, there were over 9.3 million vehicles on the road with ECARX products and solutions onboard. As of June 30, 2025, we had a team of over 1,600 based in 13 major locations in China, UK, USA, Singapore, Malaysia, Sweden and Germany, 70% of whom are involved in research and development, providing the foundation for us to serve 28 vehicle brands across the globe.
Automotive Computing Platforms
Since the launch of our first-generation automotive computing platform in the second quarter of 2017, we have revolutionized our platform, taking part in vehicle development projects with our related party Geely Holding and its ecosystem of original equipment manufacturers (OEMs). Some of our automotive computing platforms are backed up with SoCs from mainstream chip providers while others run on ECARX SoC core modules, which we expect to underpin most of our future product offerings.
Our first-generation automotive computing platform product, which launched in 2017, was designed for mainstream distributed electronic/electrical architecture. We began working on our digital cockpit in 2019. We launched our first-generation and second-generation digital cockpit products in 2021. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Galena computing platforms in March 2024.
We continue to develop automotive central computing platforms to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched Super Brain (SPB), our first central computing platform, in 2023 and we released Antora1000SPB and Antora1000 Pro SPB in March 2024.
Infotainment Head Unit (IHU)
Our IHU supports around view monitoring integration, augmented reality navigation and local-end natural language understanding and processing in addition to regular infotainment functions such as speech assistant service, navigation service, and multi-media. As we continue to upgrade our products, our current IHU product line ranges from IHU 1.0 to IHU 5.0. In 2017, we launched our first-generation IHU. The first major upgrade of our IHU, IHU 3.0, was made at the end of 2018 with the launch of the E01 SoC core module. IHU 3.0 has been widely deployed across multiple vehicle product lines in China and in Malaysia. IHU 5.0, supported by with the second-generation E-series core module, E02, represents a further upgrade of our IHU products. IHU 5.0 has been deployed in certain Geely ecosystem brand vehicles since 2021 as well as in Changan Mazda and Dongfeng Peugeot-Citroën automobile models.
Digital Cockpit
Digital cockpit is the combination of IHU with digital instrument panel to improve the overall driving experience, enhance safety and offer better connectivity and entertainment options. We started to develop our digital cockpit product in 2019. By breaking the boundaries of silos in the vehicle system, we enable multiple systems to run simultaneously on a single SoC platform, thereby reducing system complexity and consolidating electronic control units without compromising functionalities. Our digital cockpit products allow us to collaborate with automotive developers to manage fewer platforms and toolsets, add new features, and integrate the next-generation in-vehicle experience with reduced development and manufacturing timeframe and costs. They also allow automotive OEMs to respond faster to consumer demands for new apps and services, which is a key step in the transition towards software-defined vehicles.

Our digital cockpit products offer advanced features such as driver information module, heads-up display, rear seat entertainment, multiple-displays, multi-zone voice recognition, 3D user experience, and support for function and ecosystem tailored for each region globally. Our first-generation digital cockpit products are powered by the Qualcomm® Snapdragon SA8155P, and have been deployed on Geely, Lynk & Co, smart and Zeekr models since July 2021. Our second-generation digital cockpit products have also been deployed on the Lotus Eletre Hyper-SUV since March 2023. We launched our Antora computing platforms and released our Makalu computing platform in March 2023.
To lead the vehicle intelligence with supercomputing capability, flash information exchange as well as smart cockpit and ADAS fusion experience, we are developing the automotive central computing platform to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched our first central computing platform super brain known as SPB in 2023. We released Antora1000 SPB and Antora1000 Pro SPB in 2024, completing upgrading smart cockpit computing platform into central computing platform.
Antora Computing Platforms
Our current flagship automotive computing platform product is the Antora series. It is specifically designed to increase the overall computing power and meet the increasing SoC demand of vehicles.
The Antora series includes two core products, Antora 1000 computing platform and Antora 1000 Pro computing platform, both of which offer a lower power consumption relative to previous generations of computing platforms and enable fast data transmission rates while supporting rich hardware configurations, and meet highest requirements for function safety and cybersecurity. The Antora series provides a multi-core computing engine, with which automotive OEMs no longer need to replace the hardware platforms every few years in light of the Antora series’ outstanding computing power. This offers an efficient hardware architecture to automotive OEMs and help them speed up time to market.
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Antora 1000 computing platform:   At its core, Antora 1000 computing platform increases the overall computing power, allowing for a faster processing speed, an increase in both data transmission rates and bandwidth, as well as an efficient use of resources. It reduces the development cycles and allows automotive OEMs to introduce new vehicle models at an even faster pace. Antora 1000 computing platform’s advanced intelligent cockpit hardware configuration will provide drivers with a seamless and intuitive experience, enhancing their comfort, convenience, and safety on the road. Antora 1000 has been equipped on Geely ecosystem OEM models.

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Antora 1000 Pro computing platform:   By integrating cockpit and parking modules, Antora 1000 Pro computing platform provides the industry with a strong scalability for vehicles with enhanced ADAS and remote parking technologies, features that many automotive OEMs are working to implement into their fleet. Antora 1000 Pro has been debuted in Lynk & Co 08, Lynk & Co 07 and LEVC L380 and also rolled out with two FAW Hongqi models.

The Antora series is based on SiEngine’s SE1000 SoC. This SoC utilizes a 7nm AI processor combined, specifically designed for use in digital cockpits to meet the high performance, high reliability and high security needs of automotive-grade hardware. SE1000 adopts the industry-leading multi-core heterogeneous architecture design and high-performance computing cluster, and independent programmable neural processing unit with AI computing power. At the same time, its powerful audio and video processing capabilities can support up to seven high-definition screen outputs and 12 video signal inputs, and it is the first in the industry to be equipped with dual HiFi 5 DSP processors. SE1000 SoC has obtained the AEC-Q100 automotive certification standard and offers enhanced vehicle functional safety. The SoC core modules for the Antora series can support the development of intelligent driving functions, providing a high computing power foundation for the digital cockpit computing platform. They also have built-in independent ASIL B-grade hardware function safety islands that reduce development cycle and cost. The series contains standalone information safety islands with high-performance encryption and decryption engine to support SM series national encryption algorithms. Different processor clusters independently serve different functional domains and integrate system safety functions of ASIL-B level, greatly improving the real-time, safety and data privacy of the system.

Combining high-performance customized CPU clusters with a heterogeneous computing system, such as CPU, multi-core GPU, and AI-powered neural processing unit, Antora 1000 and Antora 1000 Pro computing platforms are capable of processing inputs from 11 cameras simultaneously and support multiple high-definition outputs through a high-performance 2D or 3D hardware acceleration engine. In addition, each of them has a built-in high-performance acoustics capability to support echo cancellation, noise reduction, voice assistant, and other applications.
Makalu Computing Platform
Consumers are demanding connected vehicles that offer immersive and customizable digital experiences and these are exactly what our AMD-powered Makalu computing platform provides. Makalu utilizes AMD Ryzen™ Embedded V2000 Processors with 394K DMIPS and AMD Radeon™ RX 6000 Series GPUs.
Atlas and Pikes Computing Platforms
The Atlas and Pikes computing platforms are powered by the fourth-generation Qualcomm Snapdragon® SoC. Both platforms are certified as automotive grade. Integrating both Flyme Auto operating system and Google Automotive Services (GAS), each of the Atlas and Pikes computing platforms allows ECARX to service automotive OEMs worldwide within a single platform.
The Atlas computing platform has a leading low-power 5-nm process, complying with the AEC-Q100 standard, and has high-performance heterogeneous computing capabilities with high computing power, high bandwidth, and low latency. Combined with our CloudPeak system foundation and toolchain, as well as the global application ecosystem of Flyme Auto and GAS, it can provide users with a great cockpit experience. The Pikes computing platform is about to reach the first users, featuring new advancement in user experience thanks to the multiuser display in the front row and deeper integration of AI.
Galena computing Platform
Empowered with Qualcomm Snapdragon® automotive-grade SA8155 SoCs, we collaborate with smart and Lynk & Co to create the unique design and user experience. The Galena computing platform integrates both Flyme Auto operating system and GAS.
Automotive Central Computing Platform
Our automotive central computing platforms represent a move from a domain-based electronic/electrical architecture to a more centralized computing platform that uses less harness and consolidates software in fewer electronic control units. It allows for better integration of different domains including the cockpit, ADAS and other vehicle components such as body electronics, powertrain, chassis and battery management system, improving performance and delivering efficiency and savings to automotive OEMs. Our automotive central computing platforms feature greater compatibility with more software offerings and better support through over-the-air (OTA) upgrades, vehicle-to-everything communication, auto parking and navigation-on-pilot functions.
We are designing and developing our computing platform products in phases and progressive moving towards full centralization. To better assist with clients’ diverse needs for intelligence and expedite applications, we have expanded our super brain product matrix from one board to one chip, including mainstream smart cockpit functions with L2 ADAS or L2+ ADAS.
Our first SPB product was released in 2023. It is one board empowered by multiple chips supercomputing controller based on SE1000 and advanced ADAS chipset that brings together SoC, ADAS SoC, and microcontroller units, and one computer featuring the centralized IT computing and storage for an integrated cockpit and autonomous driving.
We released two other central computing products in our SPB series in 2024. Antora1000 SPB and Antora1000 Pro SPB, redefining the Antora series as central computing platforms. Antora1000 SPB is our first one chip supercomputing controller based on SE1000. Antora1000 Pro SPB is one board with dual

SE1000 chips. Powered by SPB, Antora1000 Series SPB is becoming the all-in-one solution that supports intelligent cockpit, autonomous driving assistance and parking assistance and it will be in production by early 2026.
SoC Core Modules
SoC core modules have been a key component of our technology portfolio since our inception. We started out by working with several semiconductor companies to ensure the SoC core modules meet automotive requirements. While Tier 1 automotive suppliers typically procure consumer grade SoCs developed for the general use in the information and communications technology sector, we work with our chip partner so they can build in automotive OEM-specific requirements and customize automotive grade SoC core modules to deliver enhanced compatibility and functionality. We add key integrated circuits (such as power management integrated circuit, storage (module storage), and interface units (rich peripheral interfaces)), tool chains, and algorithms on top of chips purchased from our suppliers to build SoC core modules.
Our current production E-Series (E01 and E02) SoC core modules are utilized in our IHU and digital cockpit platforms. The E series core modules incorporate 4G baseband technology and a powerful AI engine core that greatly enhances edge computing capabilities and speed of data analysis at the local end. As the computing-module basis, E series core modules simplify the re-development process for Tier 1 automotive suppliers and reduce the associated development cost and timeframe. We launched E01 and E02 core modules in 2018 and 2020, respectively. E01 core module is made specifically for connected vehicles, to further enhance user experience. E01 core module utilizes a high-speed 64-bit quad-core CPU combined with a dedicated GPU, supporting high-definition 1080p dual-screen display and a 4G modem that provides seamless in-vehicle connectivity and content delivery. E01 core module supports connectivity via 4G, Bluetooth, and Wi-Fi. In 2020, we launched a more powerful E02 core module, which is configured with an eight-core CPU and an independent neural processing unit. It has a built-in 4G TBOX and around view monitoring, which can deliver exceptional computing, graphics, and media processing performance, and is capable of operating in an extended range of thermal conditions. E02 core module has received AEC-Q104 standard certification and has neural processing unit capacity and product integration and supports three separate displays, video and multi-camera (up to six) input, 360-degree surround view system, instrument cluster integration, augmented reality navigation system, driver monitor system, facial recognition, and speed reverse functionalities.
We have tailored SoC core modules for our Antora, Makalu Computing Platform, Atlas and Pikes Computing Platform. For more information, please see “— Automotive Computing Platform — Digital Cockpit.”
Operating System
The operating system plays an important role in the automotive technology stack as it connects hardware with application software. As such, the operating system architecture directly affects the performance of the automotive computing platform products while the functionalities offered by the operating system can simplify the development of applications that run on top. As software plays increasingly important roles in modern vehicle functions, more application domains are becoming software centric, requiring broader coverage by the operating system.
The operating system is another building block of our technology platform. We have developed various operating system components to support intelligent cockpit, ADAS, and vehicle functions, with a focus on performance optimization, data flow management, and functional safety to allow application developers to build innovative functions and applications for the devices powered by our SoC core modules. Our hypervisor virtualization technology enables communication between different system components and optimizing the usage of various system resources. We offer runtime, software development kit, toolchain, and integrated development environment to support the development and testing of software by Tier 1 automotive suppliers and automotive OEMs.

Intelligent Cockpit
We started with the intelligent cockpit domain, where we built operating system components, based on Android, Linux, and RTOS, to bridge the functionalities of SoC and hardware with upper-level services and applications. We extended the functions of Android for Automotive so application developers can access more vehicle features.
Our operating system architecture provides a platform framework for the cross-domain integration of kernel components for intelligent digital cockpit and signifies progress towards the standardization and enhanced reusability of components across different systems and hardware platforms. Operating system components can be individually selected and combined to achieve high levels of customization. As a result, our operating system is highly scalable and capable of significantly lowering the development timeframe and associated costs.
Functional Safety
Our operating system coverage goes beyond the intelligent cockpit domain, and includes vehicle domains with safety operating system for automotive grade functional safety, focusing on safety and security.
We have developed the Safety Operating System based on SafeRTOS to support ASIL-D safety level. The Safety Operating System helps our instrument panel display solution achieve the safety level required by automotive OEM customers. We have also embedded features in the Safety Operating System to support enhanced ADAS by providing safety environment for the planning and control features of the vehicle, which enhance the overall safety of the vehicles and reduce the integration costs for automotive OEMs.
Cloudpeak
Cloudpeak brings together separate systems and functionalities into one cohesive and seamless system. The systems architecture is built to fully meet the functional safety and information security requirements of vehicles supporting multiple operating systems and the global mobility ecosystem. We have developed hypervisor virtualization technology that functions across different processing units (such central processing units, graphics processing units, and neural processing units) and allows multiple guest operating systems to run on a single host system at the same time, providing hardware-optimized virtualization services and ensuring safe operations. Cloudpeak also supports 3D sound technology. This technology provides a more immersive and engaging audio experience for both drivers and passengers, enhancing the overall driving experience.
Security is one of the areas we have implemented vigorous measures when developing Cloudpeak. Its security function is certified to meet both the national and international standards and it is compliant with the EAL4 certification. Cloudpeak’s security features include secure build, communication, and storage to protect against unauthorized access and data breaches.
We have empowered our client Volvo with Cloudpeak, which has been certified and launched in more than 80 countries worldwide and has begun user delivery at the beginning of 2024.
Software Stack
We provide a service software framework to connect the application layer to the operating system layer of the overall cockpit system, in addition to a host of intelligent cockpit applications that can be further adapted across domains, platforms and geographies. We are developing software to deliver enhanced ADAS features and vehicle functional safety software over key vehicle systems to enable functionality and improve performance.
Intelligent Cockpit Software Stack
We have been able to abstract and distil a comprehensive set of platform-based middleware solutions for digital cockpit controller and vehicle communication from the substantial amount of automotive projects we have completed in the past. This solution has rich functional components, thousands of standardized

API interfaces, and cross-domain (including entertainment domain, vehicle control domain, and ADAS), cross-platform (such as Android, Linux, and QNX), cross-device features that pave the way for universal scalability. It provides complete support for the speedy on-boarding of an extensive application ecosystem encompassing auditory, vocal, and mobility services. Our platform-based middleware connects components of Android Auto Motive with vehicle and vehicle peripheral components, so that these applications can run without the need for specific vehicle adaptation. At the same time, vehicle information can be quickly and safely transmitted to support these applications directly through our platform API once permission is obtained. Multimedia programs, voice engines, and mapping services provided by suppliers from different parts of the world can be swiftly adapted through our platform-based middleware.
We completed the design of the Adaptive API for Android4.x in 2017, which is similar to the Carproperty ID design of Android Automotive. It provides a standardized portal for the support of vehicle control applications towards vehicle control domain (such as window control and light control.), air conditioning settings. We further designed the Car Wrapper API with Google Android Auto Motive which represents an optimized solution that allows the use of the same set of software on different models. With the Car Wrapper API once vehicle adaptation is completed through automated script, upper-layer applications will be usable directly in other vehicle models after one coding.
Functional Safety Software Stack
As the world progresses towards a more intelligent, networked, and electrified future, functional safety, as opposed to the traditional concepts of active safety and passive safety, is foundational to and has become a key metric of the automotive industry.
We have accumulated years of experience in the development of functional safety and we are committed to building safe and reliable platform solutions for intelligent cockpit and autonomous driving domains. Our products have obtained the ASIL D ISO26262 process certification and the Germany Rhine functional safety ISO26262 ASIL D product certification, such as the ASIL D SafetyOS certification. Functional safety underpins the quality of our products, our brand value, and our dedication to corporate responsibility.
ECARX AutoGPT
Generative AI represents a significant leap forward in automotive technology, fundamentally transforming how drivers interact with their vehicles, and also reshaping the paradigm of automotive software development. We are developing ECARX AutoGPT, our in-house specialized large language model for the automotive industry, to drive the next generation AI Agent Operating System (AIOS) for intelligent vehicles. ECARX AutoGPT is tailor-made for automotive applications on top of the general large language models, integrating AutoAgent, AutoFlow, AutoScene and AutoEco as its core capabilities to enhance the in-vehicle experience.
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AutoAgent leverages extensive automotive knowledge and user data to provide intelligent interactions.

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AutoFlow autonomously selects and utilizes tools based on real-time needs for efficiency and safety during travel.

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AutoScene offers personalized, scenario-based services beyond traditional rule-based responses to meet users’ unique demands.

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AutoEco creates a next-generation AI service ecosystem, seamlessly connecting in-car applications with cross-device experiences, redefining intelligent mobility.

The ECARX AutoGPT driven AIOS is designed for global applications, cross-domain fusion, and onboard/offboard hybrid deployment to ensure the optimal user experience, data privacy and system efficiency.
On April 14, 2025, we announced the launch of ECARXperience, an advanced generative in-vehicle HMI system powered by its proprietary AutoGPT AI large model application, designed to transform the driving experience with a dynamic, generative interface that evolves in real-time to address driver needs, delivering smarter, safer, and more personalized interactions.

In May 2025, we successfully completed AutoGPT deployment of the 7B Multi-modal LLM, addressing pain points such as long system inference time and unstable network and task execution in the application of large AI models in in-vehicle interaction scenarios, effectively enhancing user experience and interaction fluency. On this basis, the system has demonstrated powerful visual understanding, chained reasoning, and action execution capabilities on device, achieving excellent performance with an inference latency of less than 300 milliseconds and a speed exceeding 40 Tokens per second. Meanwhile, by reducing dependence on the cloud, it has further strengthened the security and user privacy data, comprehensively enhancing the practicality and reliability of the in-vehicle large AI model. In terms of contextual intelligence, the system can understand ambiguous intentions, invoke system APIs/SDKs/APPs to provide considerate responses. The out-of-cabin perception system can identify external environmental information (weather/temperature/road conditions/traffic signs, etc.), combine physical and traffic rules to remind users, and ensure driving safety. Meanwhile, to further enrich the AutoAgent application ecosystem, ECARX AutoGPT supports the access of a vast number of third-party Agent applications by being compatible with industry-standard interface specifications such as the MCP protocol and Function Calling.
Enhanced ADAS Software Stack
We aim to provide our users with comprehensive, safe, and reliable solutions for enhanced ADAS features. We have deployed our in-house ADAS algorithms (including BEV large model) and supplier algorithms in chips, and built quantification and KPI verification capabilities.
Our base ADAS software has a full-stack of self-developed software, whereas the middleware is based on the advanced combination of QNX + AP Autosar. Our ADAS application software features a full stack of proprietary integration, tracking, prediction, and planning control software. The parking module has the algorithms of AVM 360 surround view and transparent chassis, as well as the full stack self-research capabilities of Automated Parking Assist and Automated Valet Parking algorithms based on the fisheye BEV visual perception that we have developed. In terms of development and verification, we have accumulated full-link data closed-loop, data recycling capability and compliance datasets over the years, enabling our ADAS products to support OEMs to meet CNCAP 5-star requirements.
ADAS Platform
We started research on ADAS related technologies, including visual neural networks, in 2019. We initiated the development of an ADAS solution that is focused on advanced driving domain controller for mass-produced vehicle models in 2021. We, through our subsidiary JICA Intelligent, have developed full stack ADAS research and development capabilities including assisted driving and parking integrated L2 + ADAS capabilities including related hardware development and design capabilities and design verification to product validation verification capabilities.
ECARX Skyland Pro ADAS platform, our first-generation autonomous driving control unit, or ADCU, combines parking and driving solutions to achieve active safety, navigation of pilot on high-speed elevated closed roads, and automated or remote parking assist. It is based on two efficient SoCs with a combined computing power of 116 TOPS and a high safety MCU, providing redundant system architecture and high-level functional safety. Using six driving perception cameras and four parking cameras, supplemented by radar and ultrasonic sensor and LiDAR as perception inputs, with the ADCU as the computing core, the vehicle’s assisted driving planning and control signal outputs are realized, enabling driving and parking assist functions. Leveraging our strategic partnerships on the development of cutting-edge vision perception algorithms, we have engineered an innovative end-to-end full-stack software solution that satisfies the most stringent ISO-26262 safety standards. ECARX Skyland Pro ADAS platform is able to further support more advanced software such as BEV and LiDAR perception. And ECARX Skyland Pro ADAS platform already has been installed on Lynk & Co 08. The versatile suite seamlessly integrates critical capabilities including sensor fusion, prediction, planning, control, and environmental modelling modules. This is enabled by a robust foundation of underlying software and middleware to ensure stable performance in all conditions. As a result, our advanced driver assistance and active safety applications achieve the elevated benchmarks set by China’s New Car Assessment Program.

To enhance the competitiveness of the ECARX Skyland, ECARX will use 1 SoC to combined L2+driving and parking function. It uses 7 cameras (2 front cameras, 4 AVM camera and 1 rear camera), 5 radars and 12 uss. It supports NOA on express road without HD map.
ECARX will deploy some Parking Assistance Unit (PAS) into multiple car models. The first vehicle project is launching soon and there will be total of 6 vehicle types to go in production by the end of 2025. Except from the function for AVM, it also supports APA (Auto Parking Assist).
Lidar Product
Apart from the ADAS control unit, ECARX is also developing in-house lidar products, the solid-state short-range lidar and the semi-solid rotating mirror long-range lidar.
On June 25, 2025 we signed a partnership agreement with a leading global developer of robotic lawn mowers to integrate ECARX’s cutting-edge lidar solution.
ECARX’s proprietary solid-state 3D short-range lidar provides the high-precision environmental perception essential for autonomous robot operations. Operating at a 905nm wavelength with no mechanical components, ECARX’s lidar ensures superior reliability and performance. The lidar incorporates a customized large-array addressing VCSEL light source with 60-meter detection range and a high-resolution SPAD sensor for precise environmental mapping — critical for advanced obstacle avoidance systems used in robotic navigation, object manipulation, and human-machine collaboration.
Recent Developments
Expanding Global Footprint and Partnership
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Shipment of Antora series solution reached 135 thousand units, a 112% increase year-over-year

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Collaborating with a Chinese local partner to supply to one of China’s top five automakers for its next-generation international model, with shipments expected to begin in 2026

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Building a next-generation customized intelligent cockpit operating system based on Flyme Auto for a premium global automotive brand

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Secured first non-automotive customer for proprietary solid-state 3D lidar solution marking initial expansion into the high-growth robotics and AI applications market, with global mass production planned for 2026

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New global headquarters in Singapore, slated to become operational in the second half of 2025, will function as a critical hub for global IP, R&D and supply chain to better serve automakers across global markets

Technological Advancements and Vehicle Launches
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Support the launch of pre-sale for Lynk & Co 10 EM-P and the flagship Galaxy M9, the first vehicle programs to integrate Pikes computing platform, ECARX Cloudpeak cross-domain software stack and Flyme Auto 2, which immediately had an outsized impact by setting new standards for AI-powered intelligent cockpits

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Powered the launch of Galaxy A7, integrated with the AI Enhanced Antora 1000 computing platform, ECARX Cloudpeak cross-domain software stack and Flyme Auto OS, quickly becoming the best-selling hybrid mid-size sedan within the first week on the market

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Supported the launch of Geely Galaxy EX5 across 26 countries, which quickly became one of the top selling electric vehicles in Australia in just three months and the top selling vehicle in Malaysia

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Received the Technical Development & Innovation award at Volkswagen Brazil’s “the One” partnership celebration in Rio de Janeiro, Brazil

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Released a Google Automotive Services integration white paper, showcasing best practices and proprietary tools used to cut GAS certification time by over 50%

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Completed system software development for the “5-in-1” solution based on the Antora 1000 SPB and secured its first commercial project win

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ECARX’s Fuyang facility now operates at 80% utilization, attaining an annual capacity of 1 million units ahead of schedule

Our Corporate History and Structure
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interests in any operating company but instead are acquiring interests in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIEs and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected the Restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by the former VIE were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the Restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus supplement.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of the Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2024 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information —  D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of the Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Cash Transfers and Dividend Distribution
Cash is transferred from ECARX Holdings to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Under our cash management policy, the amount of inter-company transfers of funds is determined based on the working capital needs of the subsidiaries and inter-company transactions, and is subject to internal approval processes and funding arrangements. Our management regularly reviews and monitors the cash flow forecast and working capital needs of our subsidiaries.
Advances and loans.   In 2022, (i) ECARX Holdings made advances in the principal amount of US$50.9 million to ECARX Technology Limited; (ii) ECARX Holdings provided loans in the principal amount of US$3.0 million to ECARX Sweden AB; (iii) ECARX Holdings provided loans in the principal amount of US$35.0 million to ECARX (Hubei) Tech Co., Ltd.; (iv) ECARX Holdings made advances in the principal amount of US$21.0 million to ECARX Group Limited; (v) ECARX Holdings received US$8.8 million as repayment from ECARX Sweden AB; and (vi) JICA Intelligent Robotics Co., Ltd., or JICA Intelligent, provided loans in the principal amount of RMB150.0 million to ECARX (Hubei) Tech Co., Ltd. In 2023, (i) ECARX Technology Limited repaid US$119.3 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$115.0 million to ECARX Group Limited and US$2.7 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$33.4 million to ECARX Holdings, (iv) ECARX Holdings provided loans in the principal amount of US$15.0 million to ECARX (Hubei) Tech Co., Ltd., (v) ECARX Technology Limited provided loans in the principal amount of US$0.4 million to ECARX Limited, which has been fully repaid, and (vi) ECARX (Hubei) Tech Co., Ltd. repaid RMB150.0 million to JICA Intelligent. In 2024, (i) ECARX Technology Limited repaid an amount of US$20 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$12.5 million to ECARX Group Limited and US$1.0 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$1.7 million to ECARX Holdings, and (iv) ECARX (Hubei) Tech Co., Ltd. provided loans in the principal amount of RMB5.0 million to Suzhou Photon-Matrix Optoelectronics Technology Co., Ltd.
Capital contribution.   In 2022, ECARX Technology Limited made capital contribution of US$14.6 million and US$25.0 million to its subsidiaries, ECARX Limited and ECARX (Hubei) Tech Co., Ltd., respectively. In 2023, (i) ECARX Group Limited made capital contribution of US$100.0 million to ECARX Technology Limited; (ii) ECARX Technology Limited made capital contribution of US$60.0 million to ECARX (Hubei) Tech Co., Ltd., and US$31.5 million to its subsidiary, ECARX Limited; (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB51.0 million to its subsidiary, JICA Intelligent; (iv) ECARX Holdings converted its £3.0 million loan to ECARX Limited into equity and (v) ECARX Limited made capital contribution of US$2.7 million to ECARX Americas Inc. In 2024, (i) ECARX Group Limited made capital contribution of US$39.6 million to ECARX Technology Limited, (ii) ECARX Technology Limited made capital contribution of GBP19.3million and US$0.4 million to its subsidiary, ECARX Limited, and US$10.0 million to its subsidiary, ECARX (Zhejiang) Technology Co., Ltd., (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB125.0 million to its subsidiary, JICA Intelligent, and (iv) ECARX Limited made capital contribution of US$5.9 million to its subsidiary, ECARX Americas Inc.
Cash transfers involving Hubei ECARX, the former VIE.   In 2022, Hubei ECARX received RMB157.0 million in the form of loans from our subsidiaries. In 2022, Hubei ECARX, ECARX Technology, and ECARX (Hubei) Tech Co., Ltd. made payments totaling RMB36.1 million, US$2.2 million, and RMB60.0 million, respectively, to ECARX Sweden AB relating to certain research and development expense.

In 2022, Hubei ECARX made payments totaling RMB270.0 million to JICA Intelligent. Following the Restructuring in 2022, we no longer have any VIE in China.
We, our subsidiaries, and, for the periods ended prior to the Restructuring, the former VIEs, have not declared or paid dividends or made any distributions as of the date of this prospectus supplement. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends in the future will be at the discretion of our board of directors.
We are subject to various restrictions on inter-company fund transfers and foreign exchange control.
Dividends.   ECARX Holdings is a holding company and may rely on dividends and other distributions on equity paid by our subsidiaries for its cash and financing requirements. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) our mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in China; (ii) each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) our mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by our mainland China subsidiary upon dividend remittance. Such restrictions could have a material and adverse effect on the ability of ECARX Holdings to distribute profits to its shareholders. Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX Holdings being unable to pay its debts as they fall due in the ordinary course of business.
Capital expenses.   Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, our mainland China subsidiaries are required to obtain approval from the State Administration of Foreign Exchange, or SAFE, or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.
Shareholder loans and capital contributions.   Loans by us to our mainland China subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of SAFE, and any capital contribution from us to our mainland China subsidiaries is required to be registered with the competent government authorities in mainland China.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Arrangements with Respect to Certain Personal Data
In response to the move by PRC government authorities to tighten the regulatory framework governing data security, cybersecurity and privacy, in September 2021 we initiated the process to transfer the rights of our mainland China subsidiaries and of the former VIE to access personal data relevant to their respective business operations to Zhejiang Huanfu Technology Co., Ltd., or Zhejiang Huanfu, an entity controlled by our controlling shareholder. The transfer was completed in December 2021. In January 2022, we entered into a procurement framework agreement with Zhejiang Huanfu and thereafter concluded several procurement-related contracts pursuant to the procurement framework agreement to procure certain data-related services from Zhejiang Huanfu and fulfill our obligations to our PRC customers that were committed to prior to the aforementioned transfer to Zhejiang Huanfu for the sole purpose of restricting our access to personal data. Under these contracts, we engaged Zhejiang Huanfu to provide telematics service provider services relating to hosting of information, including personal data, as well as IT system support and troubleshooting. We also license certain intellectual property to Zhejiang Huanfu to enable it to perform its services. These contracts are governed by terms that we typically enter into with our suppliers. As of the date of this prospectus supplement, our mainland China subsidiaries do not have any right to access or process any personal data in China, other than certain employee personal data and certain vehicle identification numbers provided by automotive OEMs in association with our provision of product repair and maintenance services.
Permission Required from the PRC Authorities for Our Operations
We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the model confirmation, compulsory product certifications, and network connection licenses for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this prospectus supplement.
The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. As of the date of this prospectus supplement, (i) we have not been informed that we are a critical information infrastructure operator or a data processor conducting data processing activities that affect or may affect national security by any government authority, although it is uncertain whether we would in fact be categorized as such under the PRC law; and (ii) we have not been involved in any investigations or cybersecurity review by the CAC and we have not received any official inquiry, notice, warning, or sanctions in this respect.
On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. Failure to comply with the filing requirements may result in fines, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC. As additional securities are being issued under this prospectus supplement, we are required to and we will submit the filing application to the CSRC within three business days after the completion of any offering under this prospectus supplement.
Based on the opinion of Han Kun Law Offices, our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, as of the date of this prospectus supplement, we and our PRC subsidiaries (i) are not required to obtain any permissions from the CSRC prior to the completion of this offering, and (ii) have not been asked to obtain or denied any permissions by any other PRC government authority in connection with this offering, except the CSRC filing procedure we are required to complete after the consummation of an offering made pursuant to this prospectus supplement. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required in connection with the Business Combination, our previous offerings and listing under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded” in the 2024 Form 20-F. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to restrictions and penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.
If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks

Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in the 2024 Form 20-F.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the first sale of our Ordinary Shares pursuant to an effective registration statement; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Implications of Being a Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
The Business Combination
On December 20, 2022, we consummated the Business Combination with COVA, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022. COVA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On December 21, 2022, the Class A Ordinary Shares and Warrants were listed on The Nasdaq Global Market under the symbol “ECX” and “ECXWW,” respectively.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
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We have a relatively limited operating history and face significant challenges in a fast-developing industry;

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If our solutions do not effectively address the evolution of the automotive industry or automotive intelligence technologies, our business could be adversely affected;

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Changes in automobile sales and market demand can adversely affect our business;

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Disruptions in the supply of components or the underlying raw materials used in our products may materially and adversely affect our business and profitability;

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We had negative net cash flows from operations in the past and have not been profitable, which may continue in the future. A note regarding our ability to continue as a going concern has been included in our consolidated financial statements;

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We currently have a concentrated customer base with a limited number of key customers, particularly including certain of our related parties such as Geely Holding’s subsidiaries. The loss of one or more of our key customers, or a failure to renew our agreements with one or more of our key customers, could adversely affect our results of operations and ability to market our products and services;

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We are subject to risks and uncertainties associated with international operations, which may harm our business;

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Our automotive intelligence technologies and related hardware and software could have defects, errors, or bugs, undetected or otherwise, which could create safety issues, reduce market adoption, damage our reputation with current or prospective customers, or expose us to product liability and other claims that could materially and adversely affect our business, financial condition, and results of operations;

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We rely on our business partners and other industry participants. Business collaboration with partners is subject to risks, and these relationships may not lead to significant revenue. Any adverse change in our cooperation with our business partners could harm our business;

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Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends; and

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Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
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ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information — Our Holding Company Structure and China Operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” for details;
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The PRC government has significant oversight and discretion over our business operations, and it may influence on our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities;

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Risks and uncertainties arising from the legal system of China, including those relating to the interpretation and enforcement of PRC laws and regulations and that rules and regulations in China can change quickly with little advance notice, could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in the 2024 Form 20-F for details; and

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The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offerings under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to our offerings, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities;

Risks Relating to Our Securities
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The price of our securities may be volatile, and the value of our securities may decline;

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A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

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If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline;

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Sales of a substantial number of our securities in the public market could cause the price of our securities to fall; and

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Future issuance of Ordinary Shares will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall; and

Risks Related to this Offering
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Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes;

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The Notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries;

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There is no existing trading market for the Notes;

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The holders of the Notes will not be entitled to any rights with respect to the Class A Ordinary Shares but will be subject to all changes made with respect to the Class A Ordinary Shares; and

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The sale or availability for sale of Class A Ordinary Shares issuable upon conversion of the Notes may depress the price of our Class A Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Class A Ordinary Shares.

Corporate Information
The mailing address of our principal executive office is Second Floor North, International House, 1 St. Katharine’s Way, London E1W 1UN, United Kingdom, and our phone number is +44 73 8531 8413. Our corporate website address is https://www.ecarxgroup.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at https://www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.
Securities offered
Convertible Notes (the “Notes”) in the principal amount of US$50,000,000 convertible into Class A Ordinary Shares.
Class A Ordinary Shares issuable from time to time upon conversion or otherwise under the Notes and issuable as installment payment payable on the Notes
Descriptions of the Notes
Maturity
October 30, 2026; provided that, subject to certain conditions, the maturity date may be extended pursuant to the terms of the Note.
Interest
The Notes will not bear interest unless there is an event of default. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 14% per annum.
Rank
The Notes will at all times rank pari passu with all existing and future unsubordinated and unsecured obligations of the Company.
Conversion
Conversion at Option of Holder
Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest and any late charges thereon, at any time, at such holder’s option, into our Class A Ordinary Shares (collectively, the “Conversion Shares”) at the initial conversion price of US$2.59 per share, or the “Conversion Price” (subject to proportional adjustment upon the occurrence of any share split, share dividend, share combination and/or similar transactions).
Alternate Conversion at Option of Holder Upon an Event of Default
If an event of default has occurred, each holder of Notes may convert all, or any part, of the outstanding principal of the Notes at a 25% premium, together with accrued and unpaid interest and any late charges thereon, at such holder’s option, into Conversion Shares at the “Alternate Conversion Price” calculated as the lower of:
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the Conversion Price then in effect; and

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the greater of:

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$0.47; subject to adjustment as set forth in the Notes (the “Floor Price”); and

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85% of the lowest volume weighted average (the “VWAP”) price of our Class A Ordinary Shares during the 10 consecutive trading days immediately prior to such conversion.

Mandatory Conversion
At any time, subject to certain conditions, the Company has the option to require the holders to convert all, or any part, of the Note into our Class A Ordinary Shares if the VWAP of our Class A Ordinary Shares trades above US$3.88 (as adjusted for share splits, share dividends, recapitalizations and similar events) and the aggregate daily dollar trading volume is more than US$3,000,000 for 15 consecutive trading days, subject certain equity conditions.
Voluntary Adjustment
Right
Subject to the rules and regulations of the Nasdaq Global Market, we have the right, at any time, to lower the Conversion Price, with the written consent of certain holders, or the Floor Price (as defined below) to any amount and for any period of time deemed appropriate by our board of directors.
Installment Conversion; Installment Redemption
The Notes amortize in installments occurring monthly starting from the first installment date, payable subject to the satisfaction of certain equity conditions, in our Class A Ordinary shares, or otherwise at our option, in cash, as described in “Installment Payments” below.
Beneficial Ownership Limitation
Conversions and issuance of Conversion Shares pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding Conversion Shares (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any increase will only be effective upon 61-days’ prior notice to us).
Redemption Rights
Change of Control Redemption Right
In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of such holder’s note a 20% redemption premium on the portion of the Note to be redeemed.
Company Redemption
Right
At any time, we shall have the right to redeem in cash all, in whole or in part, the amount then outstanding under the Notes at a 7% premium., or, with respect to a going private transaction or other change of control at such time as an event of default has occurred or is continuing, at a 25% premium.
Event of Default Redemption Right
Upon any event of default, at the holder’s option, we shall redeem all or any part of the amounts due under such holder’s Note at 25% premium, or, with respect to certain events of default, the share failure redemption value of the Notes to be redeemed.
Bankruptcy Event of Default Mandatory Redemption
If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.
Installment Payments
The Notes amortize in installments and we will make monthly installment payments as specified in the Notes, subject to certain conditions, commencing on the first trading day after the Issuance Date, payable in cash or our Class A Ordinary Shares.
If we elect to pay in cash, we will pay the principal due, plus accrued and unpaid interest, and any late charges on the Notes along with any applicable deferred and/or accelerated amounts.

If we elect to pay in our Class A Ordinary Shares, for purposes of the monthly amortization our Class A Ordinary Shares will be valued at the lower of:
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the Conversion Price then in effect; and

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the greater of:

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the Floor Price; and

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98% of the quotient of (A) the sum of each of lowest VWAP of our Class A Ordinary Shares of any 4 trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to such installment date, divided by (B) 4.

Each holder of Notes has the option to defer individual amortization payments to a later date, as well as, in the case of any deferred amounts, accelerate payment of any such deferred amounts by converting no less than the lower of (i) all deferral amounts then outstanding and (ii) US US$200,000.
Use of proceeds
We expect to use the net proceeds from this offering for research and development and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Additional Closings
Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the investors may elect to consummate additional closings of up to US$100 million in aggregate principal amount Additional Notes pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or Class A Ordinary Shares issuable upon conversion of or otherwise of under such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.
Listing
The Class A Ordinary Shares are listed on the Nasdaq Global Market under the symbol “ECX.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you decide to buy our securities, you should carefully consider the risks described below together with the risks described in our 2024 Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into the accompanying prospectus by reference.
Risks Relating to this Offering
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.
Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.
The Notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.
The Notes are exclusively our obligations and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by, and a substantial portion of our business is conducted through, our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans, service fees or otherwise, to pay amounts due on our obligations, including the Notes.
The Notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries and consolidated affiliated entities.
The Notes will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
There is no existing trading market for the Notes.
There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.
The holders of the Notes will not be entitled to any rights with respect to the Class A Ordinary Shares but will be subject to all changes made with respect to the Class A Ordinary Shares.
Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to the Class A Ordinary Shares until the Notes are converted, but will be subject to all changes affecting the Class A Ordinary Shares. For example, if an amendment is proposed to our memorandum and articles of association requiring shareholder approval and the record date for determining the shareholder of record entitled to vote on the amendment occurs prior to the relevant holder acquiring the Class A Ordinary Shares as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the Class A Ordinary Shares.
The sale or availability for sale of Class A Ordinary Shares issuable upon conversion of the Notes may depress the price of our Class A Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Class A Ordinary Shares.
To the extent that one or more holders of the Notes sells Class A Ordinary Shares issued upon conversion of the Notes, the market price of our Class A Ordinary Shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of Class A Ordinary Shares may cause our securityholders to sell their Class A Ordinary Shares, which could further contribute to any decline in the price of our Class A Ordinary Shares. Any downward pressure on the price of our Class A Ordinary Shares caused by the sale or potential sale of such Class A Ordinary Shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Class A Ordinary Shares by increasing the number of Class A Ordinary Shares being sold, which could further contribute to any decline in the market price of the Class A Ordinary Shares.
Covenants in the Securities Purchase Agreement may restrict our financial and operational flexibility.
The Securities Purchase Agreement governing the Notes imposes various covenants that could limit our ability to operate our business and pursue strategic opportunities. These covenants may include, but are not limited to, restrictions on our ability to, among others, incur additional debt or issue certain securities, pay dividends or make other distributions to shareholders, enter into mergers, acquisitions, or asset sales. We are also required to comply with certain financial covenants to maintain certain financial ratios. If we fail to comply with these covenants, we could be deemed in default, which may result in redemption obligations, acceleration of repayment obligations, increased interest rates, and other penalties. Even if we are not in default, these restrictions could limit our financial and operational flexibility and hinder our ability to respond to changing market conditions or invest in initiatives or opportunities that may be in the best interests of our business. Further, complying with these covenants may require us to prioritize short-term financial metrics over long-term growth strategies and to divert management’s attention and resources away from other strategic priorities. Additionally, economic downturns, unexpected expenses, or underperformance relative to projections could make it more difficult to satisfy these requirements, increasing liquidity risks and potentially harming our financial stability.
If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for the Ordinary Shares in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding share options, warrants, convertible securities or the settlement of outstanding restricted share units, or the issuance of Class A Ordinary Shares upon conversion or otherwise pursuant to the terms of the Notes, would result in further dilution of your investment. The issuance of such additional Class A Ordinary Shares, or securities convertible into or exchangeable or exercisable for Ordinary Shares, may result in downward pressure on the price of our Class A Ordinary Shares.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.
Under the terms of the Notes we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Notes. In addition, the terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.
You may be subject to adverse U.S. federal income tax consequences if we are (or are deemed to be) a passive foreign investment company (“PFIC”) for any taxable period during which you hold Class A Ordinary Shares.
A non-U.S. corporation, such as ECARX Holdings, will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
Based on the current and anticipated value of our assets and the composition of our income and assets, including goodwill and other unbooked intangibles, we do not believe we were a PFIC for any taxable year, including the year ended December 31, 2024, and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets and, thus, is subject to change. Accordingly, there can be no assurances that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder below under “U.S. Federal Income Tax Considerations — General” holds Shares, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Additionally, if we are a PFIC for any taxable year during which a U.S. Holders holds Shares, we would generally continue to be treated as a PFIC with respect to such U.S. Holder even if we do not satisfy either of the above tests to be classified as a PFIC in any subsequent year. See “U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately US$46.1 million, after deducting estimated offering expenses and Placement Agent fees and expenses payable by us.
We expect to use the net proceeds from this offering for research and development and general corporate purposes.

DIVIDEND POLICY
ECARX Holdings, our subsidiaries, and Hubei ECARX have not declared or paid dividends or made any distributions as of the date of this prospectus supplement. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, ECARX Holdings may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance.
Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX being unable to pay its debts as they fall due in the ordinary course of business.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025:
•
on an actual basis; and

•
on a pro forma basis to give effect to the issuance and sale by us of US$50,000,000 aggregate principal amount of the notes at an issue price of US$48,500,000 pursuant to this prospectus supplement and the accompanying prospectus.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes, and other information and documents included in this prospectus supplement or incorporated by reference into the accompanying prospectus.
	As of June 30, 2025
	Actual	Pro Forma
	US$	US$
	(in thousands)
Cash and restricted cash	99,254	147,754
Short-term borrowings	279,189	279,189
Convertible notes payable, net	64,853	113,353
Notes payable	28,198	28,198
Total shareholders’ deficit	(295,273)	(295,273)
Total capitalization	76,967	125,467

DESCRIPTION OF THE NOTES
We are offering US$50,000,000 aggregate principal amount of our senior convertible notes (“Notes”), which Notes are convertible into our Class A Ordinary Shares, under certain conditions more fully described below. The Notes are being sold pursuant to this prospectus supplement and the terms of the Securities Purchase Agreement between us and the purchaser(s) of the Notes. This prospectus supplement also covers our Class A Ordinary Shares issuable from time to time upon conversion or otherwise under the Notes.
The following is a description of the material terms of the Notes and supplements the information under the heading “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Securities Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request copies of the form of Note and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information”.
Initial Closing; Additional Closings
At the closing of this offering, we will issue US$50,000,000 in aggregate principal amount of Notes to certain institutional investors.
Upon our filing of one or more additional prospectus supplements, and satisfaction of certain other conditions, the investors may elect to consummate additional closings of up to an additional US$100,000,000 in aggregate principal amount of senior convertible notes at additional closings, or the “Additional Notes”, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or Class A Ordinary Shares issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. Except as otherwise set forth in the Additional Notes, the Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement.
Maturity Date
Unless earlier converted, or redeemed, the Notes will mature on the twelve-month anniversary of the issuance date, which we refer to herein as the “Maturity Date”, subject to:
•
the agreement of us and the investors to extend such Maturity Date;

•
the right of the investors to extend the date for a period of 20 business days after the consummation of a fundamental transaction if certain events occur; and/or

•
the right of the investors to extend the date if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes).

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.
Interest
The Notes do not bear interest except upon the occurrence and continuance of an event of default, in which case the interest rate becomes 14.0% per annum, or the “Default Rate” (see “— Events of Default” below). If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.
Ranking; Security
The Notes will at all times rank pari passu with all existing and future unsubordinated and unsecured obligations of the Company.

Late Charges
We are required to pay a late charge of 14% on any amount of principal or other amounts that are not paid when due.
Conversion
Conversions at Option of Holder
At any time after the issuance date, the Notes will be convertible at US$2.59, or the Conversion Price, at any time, in whole or in part, at the option of the holders and subject to certain beneficial ownership limitations.
The Conversion Price is subject to proportional adjustment upon the occurrence of any share split, share dividend, share combination and/or similar transactions.
Alternate Conversion Upon an Event of Default
At any time after the earlier of the holder’s receipt of an event of default notice and the holder’s becoming aware of an event of default and ending (each such period is referred to as an “Event of Default Redemption Right Period”) on the later of (x) the date such event of default is cured (or waived in writing by the holder) and (y) tenth trading day after the holder’s receipt of an event of default notice, each holder may alternatively elect to convert all or any party of the amounts outstanding under such holder’s Note at a 25% premium into our Class A Ordinary Shares at the “Alternate Conversion Price” equal to the lower of:
•
the Conversion Price then in effect; and

•
the greater of (i) US$0.47, subject to adjustment as set forth in the Notes (the “Floor Price”); and (ii) 85% of the lowest volume weighted average (the “VWAP”) price of our Class A Ordinary Shares during the 10 consecutive trading days immediately prior to such conversion.

Mandatory Conversion
Subject to the rules and regulations of the Nasdaq Global Market and certain other conditions, we have the option at any time to elect mandatory conversion if the share price trades above US$3.88 (as adjusted for share splits, share dividends, recapitalizations and similar events) for 15 consecutive trading days and the aggregate daily dollar trading volume of our Class A Ordinary Shares on each trading day during such 15 consecutive trading day period is more than US$3,000,000. We have no right to effect a mandatory conversion if any event of default has occurred and is continuing.
Beneficial Ownership Limitation
Conversions and issuance of our Class A Ordinary Shares pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of our outstanding shares (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).
Events of Default
The Notes contain standard and customary events of default including, among others, the following:
•
the suspension from trading or the failure of our Class A Ordinary Shares to be trading or listed on an eligible stock exchange for a period of five consecutive trading days;

•
our failure to deliver shares of Class A Ordinary Shares upon conversion of the Notes within prescribed timeframes;

•
our failure to maintain required reserves of our Class A Ordinary Shares to be issued upon conversion of the Notes;

•
our failure to pay to any amount due under the Notes when and as due (subject to any applicable cure periods);

•
the occurrence of any unscheduled redemption or acceleration of maturity of at least an aggregate of US$10,000,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its subsidiaries, other than with respect to any other Notes issued pursuant to the Securities Purchase Agreement;

•
if any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any significant subsidiary and, if instituted against us or any significant subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

•
the commencement by us or any significant subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or similar occurrences;

•
a final judgment or judgments for the payment of money aggregating in excess of US$10,000,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay, subject to specified exceptions;

•
the Company and/or any subsidiary fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of US$10,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of US$10,000,000 (subject to certain Indebtedness exceptions), which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

•
breaches by the Company of any representation or warranty in any material respect, or any covenant or other term or condition of any transaction document associated with this offering (subject to any applicable cure periods);

•
the delivery of a materially false or inaccurate certification by the Company as to whether any event of default has occurred or certain other conditions have not been achieved or maintained;

•
any breach or failure in any respect by the Company or any subsidiary to comply with certain covenants specified in the Notes (subject to any applicable cure periods);

•
the occurrence of any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

•
the Company fails to refinance certain Indebtedness on such terms as specified in the Note and fails publicly disclose such refinance; or

•
any Event of Default (as defined in the any other Notes issued pursuant to the Securities Purchase Agreement) occurs with respect to any Other Notes.

Holder Redemption Rights
Event of Default Redemption
During the Event of Default Redemption Right Period, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 25% premium, or, with respect to certain events of default, the share failure redemption value of the Notes to be redeemed.
The share failure redemption value is calculated using the greatest closing sale price of our Class A Ordinary Shares during the period immediately preceding such event of default and ending when we make the entire payment required.
Bankruptcy Event of Default Mandatory Redemption
If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.

Change of Control Redemption
In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of such holder’s note a 20% redemption premium on the portion of the Note to be redeemed.
Installment Conversion; Installment Redemption
Starting on the closing date, the Notes amortize in installments, and we will make monthly payments commencing on the first trading day after the closing date as specified in the Note, payable in cash or our Class A Ordinary Shares.
If we elect to pay in cash, the principal due will include accrued and unpaid interest and any late charges on the Notes, along with any applicable deferred amount and/or accelerated amount.
If we elect to pay in our Class A Ordinary Shares, for purposes of the monthly amortization our Ordinary Shares will be valued at a price per share equal to the lower of:
•
the Conversion Price then in effect; and

•
the greater of:

•
the Floor Price; and

•
98% of the quotient of (A) the sum of each of lowest VWAP of our Class A Ordinary Shares of any 4 trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to such installment date, divided by (B) 4.

The installment amount will equal:
•
with respect to any installment date after the initial installment date other than the maturity date, the lesser of:

•
the principal amount specified in the Note; and

•
the principal amount then outstanding under the Note.

•
with respect to the maturity date, the principal amount then outstanding under the Note.

Company Redemption Right
Company Optional Redemption Right
At any time, and subject to conditions specified in the Notes, we have the right to redeem in cash all, or a portion of, the amount then outstanding under the Notes at a premium of 7%, or, with respect to a going private transaction or other change of control at such time as an event of default has occurred or is continuing, at a 25% premium. We have no right to effect a company optional redemption during any Event of Default Redemption Right Period (other than in connection with a going private transaction or other change of control).
Covenants
The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:
•
we and our subsidiaries will not, directly or indirectly, incur any indebtedness except for permitted indebtedness, subject to certain exceptions;

•
we and our subsidiaries will not, directly or indirectly, redeem or repay, subject to specified exceptions, all or any portion of any indebtedness (other than the Notes) if at the time the payment is due or is made or, after giving effect to the payment, an event of default under the Notes has occurred and is continuing;

•
we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•
we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

•
we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of its business in full force and effect;

•
we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•
we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes; and

•
we will maintain a minimum balance of available cash of US$25 million as of the end of each fiscal quarter.

Governing Law
The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

PLAN OF DISTRIBUTION
We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 6-K that we filed with the SEC on October 30, 2025 and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
We currently anticipate that the closing of the sale of the Notes will take place on or about October 30, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately US$46.1, after deducting estimated offering expenses payable by us, including our fee to the Placement Agent.
We have retained the Placement Agent to act as our placement agent for this offering, and have entered into the DBC Engagement Letter with the Placement Agent in connection with the offering. We have agreed to pay the Placement Agent a cash fee equal to 3.7% of the gross proceeds from the offering, but in no event will the aggregate fee and commissions payable to the Placement Agent under the terms of the DBC Engagement Letter exceed US$4,650,000. We will also reimburse the Placement Agent’s reasonable out-of-pocket costs and expenses in connection with this offering, including the fees and expenses of the Placement’s outside counsel, provided, however, that such amount will not exceed US$50,000. We have agreed to indemnify the Placement Agent against and its affiliates and their respective present and former directors, officers, employees, agents and controlling persons (each such person, including the Placement Agent, an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (collectively, “Damages”), to which such Indemnified Party may become subject in connection with, relating to or arising from the Placement or the engagement of or performance of services by an Indemnified Party under the DBC Engagement Letter, and will reimburse each Indemnified Party for reasonable out-of-pocket fees and expenses, including the reasonable fees and expenses of counsel, as they are incurred in connection with investigating, preparing, pursuing or defending any threatened, pending subpoena, claim, action, proceeding or investigation (“Proceedings”) arising therefrom, whether or not any Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any Indemnified Party to the extent that any Damages are found in a judgment by a court of competent jurisdiction or a ruling by an arbitral tribunal to have resulted from the bad faith, fraud, gross negligence or willful misconduct of any Indemnified Party. The indemnification provisions of the DBC Engagement Letter survive termination of the DBC Engagement Letter for three years.
The Placement Agent is not purchasing or selling any Notes subject to this prospectus supplement, nor did the Placement Agent agree to arrange for the purchase or sale of any specific principal amount of Notes. The Placement Agent agreed to use its reasonable best efforts to solicit offers to purchase the Notes offered pursuant to this prospectus supplement.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of the Notes by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.
The foregoing does not purport to be a complete description of the Securities Purchase Agreement. Copies of the form of the Securities Purchase Agreement and the form of the Notes will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information.”
Our obligation to issue Class A Ordinary Shares upon conversion or otherwise pursuant to the terms of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including restrictions on our ability to issue certain securities at any time any Notes remain outstanding.
We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system.
Our Class A Ordinary Shares are listed on Nasdaq, under the trading symbol “ECX.”

TAXATION
The following summary of the material tax consequences of an investment in the Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares based on the advice of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares and Warrants, collectively referred to as the “Securities.” The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with us that:
(a)
no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)
on or in respect of the shares, debentures or other obligations of us; or

(ii)
by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

The concessions apply for a period of 20 years from February 18, 2022.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our Ordinary Shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
U.S. Federal Income Tax Considerations
General
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Class A Ordinary Shares (the “Shares”). Unless otherwise noted, this summary addresses only U.S. Holders (defined below) that hold as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, administrative pronouncements, and other relevant authorities, all as in effect as of the date hereof and all of which are subject to change and differing interpretations, possibly with retroactive effect. No opinion of counsel or ruling from the Internal Revenue Service’s (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the Shares. There can be no assurances that the IRS would not assert, or that a court would not sustain, a position that is different from, and contrary to, those set forth below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of that U.S. Holder’s particular circumstances or that may be relevant to certain types of U.S. Holders subject to special treatment under U.S. federal income tax law, such as banks, financial institutions or financial services entities, broker-dealers, taxpayers that are subject to the mark-to-market accounting rules, tax-exempt entities, S-corporations, partnerships and other pass-through entities or arrangements, governments or agencies or instrumentalities thereof, insurance companies, regulated investment companies, real estate investment trusts, expatriates or former long-term residents of the United States, persons that actually or constructively own ten percent or more of our equity by vote or value, persons that acquired Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services, persons that hold Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, all of which may be subject to rules that differ from those described below.
This discussion does not address the U.S. federal, state, local, or non-U.S. income or other tax considerations applicable to an investment in the Notes. Each holder of Notes should consult its tax advisor regarding the U.S. federal, state, local, or non-U.S. income or other tax consequences of an investment in the Notes in light of its particular circumstances.
In addition, this summary does not address U.S. federal estate, gift or other non-income tax considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of the Shares.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO OWNING AND DISPOSING OF THE SHARES. HOLDERS OF THE SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Shares, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A partnership holding Shares and its partners should consult their respective tax advisors regarding the ownership and disposition of Shares.
Passive Foreign Investment Company Status
A non-U.S. corporation, such as ECARX Holdings, will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
Based on the current and anticipated value of our assets and the composition of our income and assets, including goodwill and other unbooked intangibles, we do not believe we were a PFIC for any taxable year, including the year ended December 31, 2024, and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets and, thus, is subject to change. Accordingly, there can be no assurances that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” will generally apply to the U.S. Holder for such taxable year and will generally apply in future years even if we cease to be a PFIC for U.S. federal income tax purposes.
If we are a PFIC for any taxable year during which a U.S. Holder holds Shares, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Additionally, if we are a PFIC for any taxable year during which a U.S. Holders holds Shares, we would generally continue to be treated as a PFIC with respect to such U.S. Holder even if we do not satisfy either of the above tests to be classified as a PFIC in any subsequent year.
Except as otherwise indicated, the remainder of this discussion assumes that neither we nor any of our subsidiaries is a PFIC for U.S. federal income tax purposes.
Distributions on the Shares
The gross amount of any distributions received by a U.S. Holder on the Shares (including the amount of any taxes withheld therefrom) will generally be subject to tax as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will generally be includible in the gross income of a U.S. Holder on the date actually or constructively received. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that dividends, if any, will be paid in U.S. dollars.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in such Shares and thereafter generally as capital gain. Because we do not intend to determine our earnings and profits in accordance with U.S. federal income tax principles, the full amount of any distribution paid is generally expected to be treated as a dividend for U.S. federal income tax purposes.
An individual or other non-corporate U.S. Holder may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that (i) the Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (ii) we are not treated as a PFIC in the year the dividend is paid or in the preceding years, and (iii) certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Shares are listed on Nasdaq, there can be no assurances that the Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Shares.
Dividends paid on our Shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.
Sale, Exchange, or Other Taxable Disposition of the Shares
A U.S. Holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of the Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Shares. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period for such Shares exceeds one year at the time of the disposition. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.
If we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the Shares may be subject to PRC income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as mainland China source income under the Treaty. However, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be eligible to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the U.S. Treasury regulations.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year (or portion thereof) during which a U.S. Holder holds Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” that the holder receives on the Shares and any gain the U.S. Holder recognizes from a sale or other disposition (including a pledge) of Shares, unless the U.S. Holder makes a “mark-to-market” election as discussed below.

Distributions received by a U.S. Holder on the Shares in a taxable year that are greater than 125% of the average annual distributions the U.S. Holder received in the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the Shares will be treated as excess distributions. Under these special tax rules:
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the excess distribution or gain will be allocated pro rata over the U.S. Holder’s holding period for the Shares;

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amounts allocated to the current taxable year and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or each, a pre-PFIC year, will be taxable as ordinary income; and

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amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which a U.S. Holder holds Shares and any of our non-U.S. affiliated entities are also PFICs, the U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. affiliate classified as a PFIC for purposes of the application of these rules.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may elect out of the excess distribution regime by making a mark-to-market election for such stock. If a U.S. Holder makes a valid mark-to-market election for the Shares, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the Shares as of the close of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such Shares. The U.S. Holder is allowed a deduction for the excess, if any, of such U.S. Holder’s adjusted basis in the Shares over their fair market value as of the close of the taxable year. Deductions are allowable, however, only to the extent of any net mark-to-market gains on the Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Shares, will be treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Shares, as well as to any loss realized on the actual sale or disposition of the Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income with respect to such Shares. The U.S. Holder’s basis in the Shares will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes a mark-to-market election, then, in any taxable year for which we are classified as a PFIC, tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable Regulations. The Shares are listed on the Nasdaq Capital Market, which is a qualified exchange for these purposes, and consequently, assuming that the Shares are regularly traded, it is expected that the mark-to-market election would be available to U.S. Holders of Shares if we are or become a PFIC.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
The PFIC rules are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Shares should consult their tax advisors concerning the reporting requirements that may apply and the application of the PFIC rules to Shares under their particular circumstances.

Reporting Requirements
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any of the U.S. Holder’s taxable years may be required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return (whether or not a mark-to-market election is made) and provide such other information as may be required by the U.S. Treasury Department. In addition, certain U.S. Holders are required to report information relating to an interest in the Shares, subject to certain exceptions (including an exception for Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938 with their tax return for each year in which they hold an interest in the Shares. U.S. Holders should consult their advisers regarding any additional tax reporting or filing requirements that may apply as a result of their ownership or disposition of the Shares. Failure to comply with certain reporting obligations could result in the imposition of substantial penalties.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares offered by this prospectus supplement. The investors are being represented by Kelley Drye & Warren LLP with respect to certain legal matters as to United States federal securities laws. The Placement Agent is being represented by Sichenzia Ross Ference Carmel LLP.

EXPERTS
The consolidated financial statements of ECARX Holdings Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that ECARX Holdings Inc. has suffered recurring losses from operations and has net cash used in operating activities and net current liabilities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at https://www.sec.gov. You can also find information on our website https://www.ecarxgroup.com. The information contained on our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
ECARX Holdings Inc.
Second Floor North
International House
1 St. Katharine’s Way
London E1W 1UN
United Kingdom
+44 73 8531 8413

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of the document into which it is incorporated and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into the accompanying prospectus, or between information incorporated by reference into the accompanying prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 26, 2025 (File No. 001-41576);

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our current report on Form 6-K furnished with the SEC on September 26, 2025 (File No. 001‑41576);

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 20, 2022 and any amendment or report filed for the purpose of updating such description;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person who receives a copy of this prospectus supplement on the written or oral request of that person made to:
ECARX Holdings Inc.
Second Floor North
International House
1 St. Katharine’s Way
London E1W 1UN
United Kingdom
+44 73 8531 8413

PROSPECTUS
ECARX Holdings Inc.
Class A Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
Units
We may from time to time offer, issue and sell up to US$255,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.000005 per share, preferred shares, debt securities, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 51 of this prospectus.
The ordinary shares are listed on the Nasdaq Global Market, or Nasdaq, under the ticker symbol “ECX.” On July 18, the closing price of our Class A ordinary shares on Nasdaq was US$1.3 per share.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 26, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A ordinary shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Our Company — Our Corporate Structure.”
Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., or the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIE or its subsidiaries and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected a restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by Hubei ECARX, the former VIE, were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024, or the 2024 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A ordinary shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information —  D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 21, 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2024 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“Business Combination” means the transactions contemplated by the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA, ECARX Holdings, Ecarx Temp Limited, and Ecarx&Co Limited;

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“Class A Ordinary Shares” means Class A ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“Class B Ordinary Shares” means Class B ordinary shares of ECARX Holdings, par value US$0.000005 per share;

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“COVA” means COVA Acquisition Corp., a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“ECARX,” “we,” or “our company” means ECARX Holdings and its subsidiaries (and, in the context of describing ECARX’s historical operations and consolidated financial information, also the former VIEs for the periods ended prior to the Restructuring), and references to “our” financial statements, share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, and auditors are to those of ECARX Holdings, respectively;

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“ECARX Holdings” means ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“Geely Auto” means Geely Automobile Holdings Limited, which manages brands including Geely, Lynk & Co, Geometry, and Zeekr, among others;

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“Geely ecosystem” means Geely Auto, Volvo Car, Polestar, smart, Lotus, Proton, LEVC, and other automotive OEMs that are affiliated with or are investee companies of Geely Holding;

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“Geely Holding” means Zhejiang Geely Holding Group Co., Ltd.;

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“Investor Notes” means the convertible notes issued by ECARX Holdings to certain institutional investors in the aggregate principal amount of US$65 million pursuant to the convertible note purchase agreement dated October 25, 2022 between ECARX Holdings and certain institutional investors;

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“Ordinary Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares;

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“PCAOB” means the Public Company Accounting Oversight Board;

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“Public Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued upon the closing of the Business Combination in exchange for the public warrants of COVA that were issued in COVA’s initial public offering that was consummated on February 9, 2021;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that ECARX implemented to restructure its organization and business operations in early 2022, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“SEC” means the U.S. Securities and Exchange Commission;

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“SoC” means system on a chip;

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“Sponsor” means COVA Acquisition Sponsor LLC, a Cayman Islands limited liability company;

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“Sponsor Warrants” means warrants to purchase Class A Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor upon the closing of the Business Combination;

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“U.S. dollars” or “US$” means United States dollars, the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entity. “The former VIE” or “Hubei ECARX” means Hubei ECARX Technology Co., Ltd., a former consolidated variable interest entity of ECARX, and “the former VIEs” means Hubei ECARX Technology Co., Ltd. and its subsidiaries; and

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“Warrant Agreement” means the Warrant Agreement dated February 4, 2021 by and between COVA and Continental Stock Transfer & Trust Company, as warrant agent, as amended and assigned to ECARX Holdings pursuant to the Assignment, Assumption and Amendment Agreement dated December 20, 2022 by and between COVA, ECARX Holdings, and Continental Stock Transfer & Trust Company.

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.2567 to US$1.00, which was the exchange rate in effect as of March 31, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.
Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

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the overall economic environment and general market and economic conditions in the jurisdictions in which we operate and beyond;

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the progress and results of the research and development of our products and services, as well as of their manufacturing, launch, commercialization and delivery;

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the conditions and outlook of the automobile and automotive intelligence industries in China and globally;

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our relationships with automotive OEMs, Tier 1 suppliers, and our other customers, suppliers, other business partners and stakeholders;

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our ability to successfully compete in highly competitive industries and markets;

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our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services, and grow our ecosystem;

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our ability to execute our strategies, manage growth, and maintain our corporate culture as we grow;

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our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

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changes in the needs for capital and the availability of financing and capital to fund these needs;

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anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

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the safety, price-competitiveness, quality, and breadth of our products and services;

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the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

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man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, and acts of God such as floods, earthquakes, wildfires, typhoons, and other adverse weather and natural conditions that affect our business or assets;

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exchange rate fluctuations;

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changes in interest rates or rates of inflation;

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legal, regulatory, and other proceedings;

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the results of future financing efforts; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are transforming vehicles into seamlessly integrated information, communications and transportation devices. We are shaping the interaction between people and cars by rapidly advancing the technology at the heart of smart mobility. Our current core products include infotainment head units, digital cockpits, vehicle chip-set solutions, a core operating system and integrated software stack.
We have established a successful track record since our inception. As of March 31, 2025, there were over 8.7 million vehicles on the road with ECARX products and solutions onboard. As of March 31, 2025, we had a team of around 1,800 employees based in 12 major locations in China, UK, USA, Sweden and Germany, around 70% of whom are involved in research and development, providing the foundation for us to serve 28 vehicle brands across the globe.
Automotive Computing Platforms
Since the launch of our first-generation automotive computing platform in the second quarter of 2017, we have revolutionized our platform, taking part in vehicle development projects with our related party Geely Holding and its ecosystem OEMs. Some of our automotive computing platforms are backed up with SoCs from mainstream chip providers while others run on ECARX SoC core modules, which we expect to underpin most of our future product offerings.
Our first-generation automotive computing platform product launched in 2017 was designed for mainstream distributed electronic/electrical architecture. We began working on our digital cockpit in 2019. We launched our first-generation and second-generation digital cockpit products in 2021. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Galena computing platforms in March 2024.
We continue to develop automotive central computing platforms to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched Super Brain (SPB), our first central computing platform, in 2023 and we released Antora1000SPB and Antora1000 Pro SPB in March 2024.
Infotainment Head Unit (IHU)
Our IHU supports around view monitoring integration, augmented reality navigation and local-end natural language understanding and processing in addition to regular infotainment functions such as speech assistant service, navigation service, and multi-media. As we continue to upgrade our products, our current IHU product line ranges from IHU 1.0 to IHU 5.0. In 2017, we launched our first-generation IHU. The first major upgrade of our IHU, IHU 3.0, was made at the end of 2018 with the launch of the E01 SoC core module. IHU 3.0 has been widely deployed across multiple vehicle product lines in China and in Malaysia. IHU 5.0, supported by with the second-generation E-series core module, E02, represents a further upgrade of our IHU products. IHU 5.0 has been deployed in certain Geely ecosystem brand vehicles since 2021 as well as in Changan Mazda and Dongfeng Peugeot-Citroën automobile models.
Digital Cockpit
Digital cockpit is the combination of IHU with digital instrument panel to improve the overall driving experience, enhance safety and offer better connectivity and entertainment options. We started to develop our digital cockpit product in 2019. By breaking the boundaries of silos in the vehicle system, we enable multiple systems to run simultaneously on a single SoC platform, thereby reducing system complexity and consolidating electronic control units without compromising functionalities. Our digital cockpit products allow us to collaborate with automotive developers to manage fewer platforms and toolsets, add new features, and integrate the next-generation in-vehicle experience with reduced development and manufacturing timeframe and costs. They also allow automotive OEMs to respond faster to consumer demands for new apps and services, which is a key step in the transition towards software-defined vehicles.

Our digital cockpit products offer advanced features such as driver information module, heads-up display, rear seat entertainment, multiple-displays, multi-zone voice recognition, 3D user experience, and support for function and ecosystem tailored for each region globally. Our first-generation digital cockpit products are powered by the Qualcomm® Snapdragon SA8155P and have been deployed on Geely, Lynk & Co, smart and Zeekr models since July 2021. Our second-generation digital cockpit products have also been deployed on the Lotus Eletre Hyper-SUV since March 2023. We launched our Antora computing platforms and released our Makalu computing platform in March 2023. We also launched the Atlas, Pikes and Galena computing platforms in March 2024.
To lead the vehicle intelligence with supercomputing capability, flash information exchange as well as smart cockpit and ADAS fusion experience, We are developing the automotive central computing platform to move from a domain-based electronic/electrical architecture to a more centralized computing platform. We launched our first central computing platform super brain known as SPB in 2023. We released Antora1000 SPB and Antora1000 Pro SPB in 2024, completing upgrading smart cockpit computing platform into central computing platform.
Antora Computing Platforms
Our current flagship automotive computing platform product is the Antora series. It is specifically designed to increase the overall computing power and meet the increasing SoC demand of vehicles.
The Antora series includes two core products, Antora 1000 computing platform and Antora 1000 Pro computing platform, both of which offer a lower power consumption relative to previous generations of computing platforms and enable fast data transmission rates while supporting rich hardware configurations, and meet highest requirements for function safety and cybersecurity. The Antora series provides a multi-core computing engine, with which automotive OEMs no longer need to replace the hardware platforms every few years in light of the Antora series’ outstanding computing power. This offers an efficient hardware architecture to automotive OEMs and help them speed up time to market.
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Antora 1000 computing platform:   At its core, Antora 1000 computing platform increases the overall computing power, allowing for a faster processing speed, an increase in both data transmission rates and bandwidth, as well as an efficient use of resources. It reduces the development cycles and allows automotive OEMs to introduce new vehicles models at an even faster pace. Antora 1000 computing platform’s advanced intelligent cockpit hardware configuration will provide drivers with a seamless and intuitive experience, enhancing their comfort, convenience, and safety on the road. Antora 1000 has been equipped on Geely ecosystem OEM models.

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Antora 1000 Pro computing platform:   By integrating cockpit and parking modules, Antora 1000 Pro computing platform provides the industry with a strong scalability for vehicles with enhanced ADAS and remote parking technologies, features that many automotive OEMs are working to implement into their fleet. Antora 1000 Pro has been debuted in Lynk & Co 08, Lynk & Co 07 and LEVC L380 and also rolled out with two FAW Hongqi models.

The Antora series is based on SiEngine’s SE1000 SoC. This SoC utilizes a 7nm AI processor combined specifically designed for use in digital cockpits to meet the high performance, high reliability and high security needs of automotive-grade hardware. SE1000 adopts the industry-leading multi-core heterogeneous architecture design and high-performance computing cluster, and independent programmable neural processing unit with AI computing power. At the same time, its powerful audio and video processing capabilities can support up to seven high-definition screen outputs and 12 video signal inputs, and it is the first in the industry to be equipped with dual HiFi 5 DSP processors. SE1000 SoC has obtained the AEC-Q100 automotive certification standard and offers enhanced vehicle functional safety. The SoC core modules for the Antora series can support the development of intelligent driving functions, providing a high computing power foundation for the digital cockpit computing platform. They also have built-in independent ASIL B-grade hardware function safety islands that reduce development cycle and cost. The series contains standalone information safety islands with high-performance encryption and decryption engine to support SM series national encryption algorithms. Different processor clusters independently serve different functional domains and integrate system safety functions of ASIL-B level, greatly improving the real-time, safety and data privacy of the system.

Combining high-performance customized CPU clusters with a heterogeneous computing system, such as CPU, multi-core GPU, and AI-powered neural processing unit, Antora 1000 and Antora 1000 Pro computing platforms are capable of processing inputs from 11 cameras simultaneously and support multiple high-definition outputs through a high-performance 2D or 3D hardware acceleration engine. In addition, each of them has a built-in high-performance acoustics capability to support echo cancellation, noise reduction, voice assistant, and other applications.
Makalu Computing Platform
Consumers are demanding connected vehicles that offer immersive and customizable digital experiences and these are exactly what our AMD-powered Makalu computing platform provides. Makalu utilizes AMD RyzenTM Embedded V2000 Processors with 394K DMIPS and AMD RadeonTM RX 6000 Series GPUs.
Atlas and Pikes Computing Platforms
The Atlas and Pikes computing platforms are powered by the fourth-generation Qualcomm Snapdragon® SoC. Both platforms are certified as automotive grade. Integrating both Flyme Auto operating system and Google Automotive Services (GAS), each of the Atlas and Pikes computing platforms allows ECARX to service automotive OEMs worldwide within a single platform.
The Atlas computing platform has a leading low-power 5-nm process, complying with the AEC-Q100 standard, and has high-performance heterogeneous computing capabilities with high computing power, high bandwidth, and low latency. Combined with our CloudPeak system foundation and toolchain, as well as the global application ecosystem of Flyme Auto and GAS, it can provide users with a great cockpit experience. The Pikes computing platform is about to reach the first users, featuring new advancement in user experience thanks to the multi user display in the front row and deeper integration of AI.
Galena computing Platform
Empowered with Qualcomm Snapdragon® automotive-grade SA8155 SoCs, we collaborate with smart and Lynk & Co to create the unique design and user experience. The Galena computing platform integrates both Flyme Auto operating system and GAS.
Automotive Central Computing Platform
Our automotive central computing platforms represent a move from a domain-based electronic/electrical architecture to a more centralized computing platform that uses less harness and consolidates software in fewer electronic control units. It allows for better integration of different domains including the cockpit, ADAS and other vehicle components such as body electronics, powertrain, chassis and battery management system, improving performance and delivering efficiency and savings to automotive OEMs. Our automotive central computing platforms feature greater compatibility with more software offerings and better support through over-the-air (OTA) upgrades, vehicle-to-everything communication, auto parking and navigation-on-pilot functions.
We are designing and developing our computing platform products in phases and progressive moving towards full centralization. To better assist with clients’ diverse needs for intelligence and expedite the applications, we have expanded our super brain product matrix from one board to one chip including mainstream smart cockpit functions with L2 ADAS or L2+ ADAS.
Our first SPB product was released in 2023. It is one board empowered by multiple chips supercomputing controller based on SE1000 and advanced ADAS chipset that brings together SoC, ADAS SoC, and microcontroller units, and one computer featuring the centralized IT computing and storage for an integrated cockpit and autonomous driving.
We released two other central computing products in our SPB series in 2024. Antora1000 SPB and Antora1000 Pro SPB, redefining the Antora series as central computing platforms. Antora1000 SPB is our first one chip supercomputing controller based on SE1000. Antora1000 Pro SPB is one board with dual

SE1000 chips. Powered by SPB, Antora1000 Series SPB is becoming the all-in-one solution that supports intelligent cockpit, autonomous driving assistance and parking assistance and it will be in production by early 2026.
SoC Core Modules
SoC core modules have been a key component of our technology portfolio since our inception. We started out by working with several semiconductor companies to ensure the SoC core modules meet automotive requirements. While Tier 1 automotive suppliers typically procure consumer grade SoCs developed for the general use in the information and communications technology sector, we work with our chip partner so they can build in automotive OEM-specific requirements and customize automotive grade SoC core modules to deliver enhanced compatibility and functionality. We add key integrated circuits (such as power management integrated circuit, storage (module storage), and interface units (rich peripheral interfaces)), tool chains, and algorithms on top of chis purchased from our supplier to build SoC core modules.
Our current production E-Series (E01 and E02) SoC core modules are utilized in our IHU and digital cockpit platforms. The E series core modules incorporate 4G baseband technology and a powerful AI engine core that greatly enhances edge computing capabilities and speed of data analysis at the local end. As the computing-module basis, E series core modules simplify the re-development process for Tier 1 automotive suppliers and reduce the associated development cost and timeframe. We launched E01 and E02 core modules in 2018 and 2020, respectively. E01 core module is made specifically for connected vehicles, to further enhance user experience. E01 core module utilizes a high-speed 64-bit quad-core CPU combined with a dedicated GPU, supporting high-definition 1080p dual-screen display and a 4G modem that provides seamless in-vehicle connectivity and content delivery. E01 core module supports connectivity via 4G, Bluetooth, and Wi-Fi. In 2020, we launched a more powerful E02 core module, which is configured with an eight-core CPU and an independent neural processing unit. It has a built-in 4G TBOX and around view monitoring, which can deliver exceptional computing, graphics, and media processing performance, and is capable of operating in an extended range of thermal conditions. E02 core module has received AEC-Q104 standard certification and has neural processing unit capacity and product integration and supports three separate displays, video and multi-camera (up to six) input, 360-degree surround view system, instrument cluster integration, augmented reality navigation system, driver monitor system, facial recognition, and speed reverse functionalities.
We have tailored SoC core modules for our Antora, Makalu Computing Platform, Atlas and Pikes Computing Platform. For more information, please see “— Automotive Computing Platform — Digital Cockpit.”
Operating System
The operating system plays an important role in the automotive technology stack as it connects hardware with application software. As such, the operating system architecture directly affects the performance of the automotive computing platform products while the functionalities offered by the operating system can simplify the development of applications that run on top. As software plays increasingly important roles in modern vehicle functions, more application domains are becoming software centric requiring broader coverage by the operating system.
The operating system is another building block of our technology platform. We have developed various operating system components to support intelligent cockpit, ADAS, and vehicle functions with a focus on performance optimization, data flow management as well as functional safety to allow application developers to build innovative functions and applications for the devices powered by our SoC core modules. Our hypervisor virtualization technology enables communication between different system components and optimizing the usage of various system resources. We offer runtime, software development kit, toolchain, and integrated development environment to support the development and testing of software by Tier 1 automotive suppliers and automotive OEMs.

Intelligent Cockpit
We started with the intelligent cockpit domain, where we built operating system components, based on Android, Linux, and RTOS, to bridge the functionalities of SoC and hardware with upper-level services and applications. We extended the functions of Android for Automotive so application developers can access more vehicle features.
Our operating system architecture provides a platform framework for the cross-domain integration of kernel components for intelligent digital cockpit and signifies progress towards the standardization and enhanced reusability of components across different systems and hardware platforms. Operating system components can be individually selected and combined to achieve high levels of customization. As a result, our operating system is highly scalable and capable of significantly lowering the development timeframe and associated costs.
Functional Safety
Our operating system coverage goes beyond the intelligent cockpit domain, and includes vehicle domains with safety operating system for automotive grade functional safety, focusing on safety and security.
We have developed the Safety Operating System based on SafeRTOS to support ASIL-D safety level. The Safety Operating System helps our instrument panel display solution achieve the safety level required by automotive OEM customers. We have also embedded features in the Safety Operating System to support enhanced ADAS by providing safety environment for the planning and control features of the vehicle, which enhance the overall safety of the vehicles and reduce the integration costs for automotive OEMs.
Cloudpeak
Cloudpeak brings together separate systems and functionalities into one cohesive and seamless system. The systems architecture is built to fully meet the functional safety and information security requirements of vehicles supporting multiple operating systems and the global mobility ecosystem. We have developed hypervisor virtualization technology that functions across different processing units (such central processing units, graphics processing units, and neural processing units) and allows multiple guest operating systems to run on a single host system at the same time, providing hardware-optimized virtualization services and ensuring safe operations. Cloudpeak also supports 3D sound technology. This technology provides a more immersive and engaging audio experience for both drivers and passengers, enhancing the overall driving experience.
Security is one of the areas we have implemented vigorous measures when developing Cloudpeak. Its security function is certified to meet both the national and international standards and it is compliant with the EAL4 certification. Cloudpeak’s security features include secure build, communication, and storage to protect against unauthorized access and data breaches.
We have empowered our client Volvo with Cloudpeak, which has been certified and launched in more than 80 countries worldwide and has begun user delivery at the beginning of 2024.
Software Stack
We provide a service software framework to connect the application layer to the operating system layer of the overall cockpit system, in addition to a host of intelligent cockpit applications that can be further adapted across domains, platforms and geographies. We are developing software to deliver enhanced ADAS features and vehicle functional safety software over key vehicle systems to enable functionality and improve performance.
Intelligent Cockpit Software Stack
We have been able to abstract and distil a comprehensive set of platform-based middleware solutions for digital cockpit controller and vehicle communication from the substantial amount of automotive projects we have completed in the past. This solution has rich functional components, thousands of standardized API interfaces, and cross-domain (including entertainment domain, vehicle control domain, and ADAS), cross-platform (such as Android, Linux, and QNX), cross-device features that pave the way for universal scalability. It provides complete support for the speedy on-boarding of an extensive application ecosystem encompassing auditory, vocal, and mobility services. Our platform-based middleware connects components of Android Auto Motive with vehicle and vehicle peripheral components, so that these applications can run without the need for specific vehicle adaptation. At the same time, vehicle information can be quickly and safely transmitted to support these applications directly through our platform API once permission is obtained. Multimedia programs, voice engines, and mapping services provided by suppliers from different parts of the world can be swiftly adapted through our platform-based middleware.
We completed the design of the Adaptive API for Android4.x in 2017, which is similar to the Carproperty ID design of Android Automotive. It provides a standardized portal for the support of vehicle control applications towards vehicle control domain (such as window control and light control.), air conditioning settings. We further designed the Car Wrapper API with Google Android Auto Motive which represents an optimized solution that allows the use of the same set of software on different models. With the Car Wrapper API once vehicle adaptation is completed through automated script, upper-layer applications will be usable directly in other vehicle models after one coding.
Functional Safety Software Stack
As the world progresses towards a more intelligent, networked, and electrified future, functional safety, as opposed to the traditional concepts of active safety and passive safety, is foundational to and has become a key metric of the automotive industry.
We have accumulated years of experience in the development of functional safety and we are committed to building safe and reliable platform solutions for intelligent cockpit and autonomous driving domains. Our products have obtained the ASIL D ISO26262 process certification and the Germany Rhine functional safety ISO26262 ASIL D product certification, such as the ASIL D SafetyOS certification. Functional safety underpins the quality of our products, our brand value, and our dedication to corporate responsibility.
ECARX AutoGPT
Generative AI represents a significant leap forward in automotive technology, fundamentally transforming how drivers interact with their vehicles, and also reshaping the paradigm of automotive software development. We are developing ECARX AutoGPT, our in-house specialized large language model for the automotive industry, to drive the next generation AI Agent Operating System (AIOS) for intelligent vehicles. ECARX AutoGPT is tailor-made for automotive applications on top of the general large language models, integrating AutoAgent, AutoFlow, AutoScene and AutoEco as its core capabilities to enhance the in-vehicle experience.
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AutoAgent leverages extensive automotive knowledge and user data to provide intelligent interactions.

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AutoFlow autonomously selects and utilizes tools based on real-time needs for efficiency and safety during travel.

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AutoScene offers personalized, scenario-based services beyond traditional rule-based responses to meet users’ unique demands.

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AutoEco creates a next-generation AI service ecosystem, seamlessly connecting in-car applications with cross-device experiences, redefining intelligent mobility.

The ECARX AutoGPT driven AIOS is designed for global applications, cross-domain fusion, and onboard/offboard hybrid deployment to ensure the optimal user experience, data privacy and system efficiency.
On April 14, 2025, we announced the launch of ECARXperience, an advanced generative in-vehicle HMI system powered by its proprietary AutoGPT AI large model application, designed to transform the driving experience with a dynamic, generative interface that evolves in real-time to address driver needs, delivering smarter, safer, and more personalized interactions.
In May 2025, we successfully completed AutoGPT deployment of the 7B Multi-modal LLM, addressing pain points such as long system inference time and unstable network and task execution in the application of large AI models in in-vehicle interaction scenarios, effectively enhancing user experience and interaction fluency. On this basis, the system has demonstrated powerful visual understanding, chained reasoning, and action execution capabilities on device, achieving excellent performance with an inference latency of less than 300 milliseconds and a speed exceeding 40 Tokens per second. Meanwhile, by reducing dependence on the cloud, it has further strengthened the security and user privacy data, comprehensively enhancing the practicality and reliability of the in-vehicle large AI model. In terms of contextual intelligence, the system can understand ambiguous intentions, invoke system APIs/SDKs/APPs to provide considerate responses. The out-of-cabin perception system can identify external environmental information (weather/temperature/road conditions/traffic signs, etc.), combine physical and traffic rules to remind users, and ensure driving safety. Meanwhile, to further enrich the AutoAgent application ecosystem, ECARX AutoGPT supports the access of a vast number of third-party Agent applications by being compatible with industry-standard interface specifications such as the MCP protocol and Function Calling.
Enhanced ADAS Software Stack
We aim to provide our users with comprehensive, safe, and reliable solutions for enhanced ADAS features. We have deployed our in-house ADAS algorithms (including BEV large model) and supplier algorithms in chips, and built quantification and KPI verification capabilities.
Our base ADAS software has a full-stack of self-developed software whereas the middleware is based on the advanced combination of QNX + AP Autosar. Our ADAS application software features a full stack of proprietary integration, tracking, prediction, and planning control software. The parking module has the algorithms of AVM 360 surround view and transparent chassis, as well as the full stack self-research capabilities of Automated Parking Assist and Automated Valet Parking algorithms based on the fisheye BEV visual perception that we have developed. In terms of development and verification, we have accumulated full-link data closed-loop, data recycling capability and compliance datasets over the years, enabling our ADAS products to support OEMs to meet CNCAP 5-star requirements.
ADAS Platform
We started research on ADAS related technologies, including visual neural networks, in 2019. We initiated the development of an ADAS solution that is focused on advanced driving domain controller for mass-produced vehicle models in 2021. We, through our subsidiary JICA Intelligent, have developed full stack ADAS research and development capabilities including assisted driving and parking integrated L2 + ADAS capabilities including related hardware development and design capabilities and design verification to product validation verification capabilities.
ECARX Skyland Pro ADAS platform, our first-generation autonomous driving control unit, or ADCU, combines parking and driving solutions to achieve active safety, navigation of pilot on high-speed elevated closed roads, and automated or remote parking assist. It is based on two efficient SoCs with a combined computing power of 116 TOPS and a high safety MCU, providing redundant system architecture and high-level functional safety. Using six driving perception cameras and four parking cameras, supplemented by radar and ultrasonic sensor and LiDAR as perception inputs, with the ADCU as the computing core, the vehicle’s assisted driving planning and control signal outputs are realized, enabling driving and parking assist functions. Leveraging our strategic partnerships on the development of cutting-edge vision perception algorithms, we have engineered an innovative end-to-end full-stack software solution that satisfies the most stringent ISO-26262 safety standards. ECARX Skyland Pro ADAS platform is able to further support more advanced software such as BEV and LiDAR perception. And ECARX Skyland Pro ADAS platform already has been installed on Lynk & Co 08. The versatile suite seamlessly integrates critical capabilities including sensor fusion, prediction, planning, control, and environmental modelling modules. This is enabled by a robust foundation of underlying software and middleware to ensure stable performance in all conditions. As a result, our advanced driver assistance and active safety applications achieve the elevated benchmarks set by China’s New Car Assessment Program.
To enhance the competitiveness of the ECARX Skyland, ECARX will use 1 SoC to combined L2+driving and parking function. It uses 7 cameras (2 front cameras, 4 AVM camera and 1 rear camera), 5 radars and 12 uss. It supports NOA on express road without HD map.

ECARX will deploy some Parking Assistance Unit (PAS) into multiple car models. The first vehicle project is launching soon and there will be total of 6 vehicle types to go in production by the end of 2025. Except from the function for AVM, it also supports APA (Auto Parking Assist).
Lidar Product
Apart from the ADAS control unit, ECARX is also developing in-house lidar products, the solid-state short-range lidar and the semi-solid rotating mirror long-range lidar.
On June 25, 2025 we signed a partnership agreement with a leading global developer of robotic lawn mowers to integrate ECARX’s cutting-edge lidar solution.
ECARX’s proprietary solid-state 3D short-range lidar provides the high-precision environmental perception essential for autonomous robot operations. Operating at a 905nm wavelength with no mechanical components, ECARX’s lidar ensures superior reliability and performance. The lidar incorporates a customized large-array addressing VCSEL light source with 60-meter detection range and a high-resolution SPAD sensor for precise environmental mapping — critical for advanced obstacle avoidance systems used in robotic navigation, object manipulation, and human-machine collaboration.
Recent Developments
Financial Information
The following unaudited condensed consolidated statements of comprehensive loss for the three months ended March 31, 2024 and 2025 and unaudited condensed consolidated balance sheets as of March 31, 2025 have been prepared and presented in accordance with US GAAP. Our historical results are not necessarily indicative of results expected for future periods.

The following table presents our unaudited condensed consolidated statements of comprehensive loss for the periods indicated:
	Three Months Ended March 31
Millions, except share data and per share data, or otherwise noted	2024	2025	2025
	RMB	RMB	USD
Revenue
Sales of goods revenue	757.1	879.2	121.2
Software license revenue	75.3	186.6	25.7
Service revenue	105.4	156.6	21.6
Total revenue	937.8	1,222.4	168.5
Cost of goods sold	(622.2)	(796.1)	(109.7)
Cost of software licenses	(22.2)	(104.0)	(14.3)
Cost of services	(89.1)	(79.8)	(11.0)
Total cost of revenue	(733.5)	(979.9)	(135.0)
Gross profit	204.3	242.5	33.5
Research and development expenses	(269.4)	(251.2)	(34.6)
Selling, general and administrative expenses and others, net	(191.8)	(170.2)	(23.5)
Total operating expenses	(461.2)	(421.4)	(58.1)
Loss from operation	(256.9)	(178.9)	(24.6)
Interest income	6.2	5.3	0.7
Interest expense	(21.3)	(34.3)	(4.7)
Share of results of equity method investments	(19.2)	0.5	0.1
Foreign currency exchange gains/(losses)	0.3	(2.8)	(0.4)
Others, net	(13.7)	15.1	2.1
Loss before income taxes	(304.6)	(195.1)	(26.8)
Income tax benefit/(expense)	0.6	(1.8)	(0.2)
Net loss	(304.0)	(196.9)	(27.0)
Net loss attributable to noncontrolling interests	17.5	8.8	1.2
Net loss attributable to ECARX Holdings Inc. ordinary shareholders	(286.5)	(188.1)	(25.8)
Net loss	(304.0)	(196.9)	(27.0)
Other comprehensive loss:
Foreign currency translation adjustments, net of nil income taxes	(17.6)	7.8	1.1
Comprehensive loss	(321.6)	(189.1)	(25.9)
Comprehensive loss attributable to non-redeemable noncontrolling interests	17.5	8.8	1.2
Comprehensive loss attributable to ECARX Holdings Inc.	(304.1)	(180.3)	(24.7)
Loss per ordinary share
– Basic and diluted loss per share, ordinary shares	(0.85)	(0.57)	(0.08)
Weighted average number of ordinary shares used in computing loss per ordinary share
– Weighted average number of ordinary shares	337,897,291	332,595,882

The following table presents our unaudited condensed consolidated balance sheets:
Millions, except otherwise noted	As of December 31, 2024	As of March 31, 2025
	RMB	RMB	USD
ASSETS
Current assets
Cash	324.0	839.6	115.7
Restricted cash	43.4	93.4	12.9
Short-term investments	130.5	131.5	18.1
Accounts receivable – third parties, net	221.1	184.4	25.4
Accounts receivable – related parties, net	1,373.8	1,076.5	148.3
Notes receivable	16.8	106.9	14.7
Inventories	233.9	281.1	38.7
Amounts due from related parties	35.4	53.6	7.4
Prepayments and other current assets	452.5	506.7	70.0
Total current assets	2,831.4	3,273.7	451.2
Non-current assets
Long-term investments	15.8	16.4	2.3
Property and equipment, net	160.3	163.8	22.6
Intangible assets, net	309.8	308.4	42.5
Operating lease right-of-use assets	132.7	126.2	17.4
Goodwill	25.7	25.7	3.5
Other non-current assets – third parties	28.3	56.6	7.8
Other non-current assets – related parties	267.3	269.9	37.2
Total non-current assets	939.9	967.0	133.3
Total assets	3,771.3	4,240.7	584.5
LIABILITIES
Current liabilities
Short-term borrowings	1,360.0	1,960.0	270.1
Accounts payable – third parties	1,617.4	1,348.3	185.8
Accounts payable – related parties	512.6	376.1	51.8
Notes payable	142.0	192.0	26.5
Amounts due to related parties	177.9	340.8	47.0
Contract liabilities, current – third parties	6.4	19.2	2.6
Contract liabilities, current – related parties	150.5	156.7	21.6
Operating lease liabilities – current	40.9	42.8	5.9
Convertible notes payable-current	470.6	467.9	64.5
Accrued expenses and other current liabilities	626.6	559.2	77.1
Income tax payable	20.4	19.7	2.7
Total current liabilities	5,125.3	5,482.7	755.6
Non-current liabilities
Contract liabilities, non-current – related parties	37.3	23.0	3.2
Operating lease liabilities, non-current	121.4	117.2	16.2
Warrant liabilities, non-current	8.8	10.4	1.4
Provisions	110.1	110.3	15.2
Other non-current liabilities – third parties	98.0	147.3	20.3
Deferred tax liabilities	15.2	15.6	2.1
Total non-current liabilities	390.8	423.8	58.4
Total liabilities	5,516.1	5,906.5	814.0

Millions, except otherwise noted	As of December 31, 2024	As of March 31, 2025
	RMB	RMB	USD
SHAREHOLDERS’ DEFICIT
Ordinary shares	—	—	—
Additional paid-in capital	6,214.3	6,543.9	901.8
Treasury shares, at cost	(7.4)	(68.9)	(9.5)
Accumulated deficit	(7,603.0)	(7,791.1)	(1,073.6)
Accumulated other comprehensive loss	(363.5)	(355.7)	(49.0)
Total deficit attributable to ordinary shareholders	(1,759.6)	(1,671.8)	(230.3)
Non-redeemable noncontrolling interests	14.8	6.0	0.8
Total shareholders’ deficit	(1,744.8)	(1,665.8)	(229.5)
Liabilities and shareholders’ deficit	3,771.3	4,240.7	584.5

Total revenue
Our total revenue was RMB1,222.4 million (US$168.5 million), up 30% year-over-year.
•
Sales of goods revenue.   Our sales of goods revenue was RMB879.2 million (US$121.2 million), up 16% year-over-year. The increase was mainly due to a RMB398 million increase attributable to the sales volume of automotive computing platform products, partially offset by a RMB315 million decline from changes in the per unit price. Additionally, there was a RMB45 million increase due to changes in the SoC core modules unit price, partially offset by RMB5 million decline from decreased sales volume.

•
Software license revenue.   Our software license revenue was RMB186.6 million (US$25.7 million), up 148% year-over-year, primarily driven by an increase in demand for operating software license compared to the same period last year, and a one-time software license revenue recorded during the quarter.

•
Service revenue.   Our service revenue was RMB156.6 million (US$21.6 million), up 49% year-over-year, primarily attributable to an increase in the total value of design and development contracts for automotive computing platforms completed during the quarter compared to the same period last year, and overseas cloud and connectivity service revenue growth.

Cost of revenue
Total cost of revenue was RMB979.9 million (US$135.0 million), up 34% year-over-year, primarily driven by an increase in the sales volume of automotive computing platform products and SoC core module, as well as in the software license revenue.
Gross profit
Gross profit was RMB242.5 million (US$33.5 million), up 19% year-over-year, which resulted in a gross margin of 20%. The decrease in gross margin (from 22% for the same period in 2024) was primarily due to the pricing strategy implemented to drive penetration rate and automotive computing platform revenue growth, partially offset by a shift in the overall revenue mix compared to the prior year.
Research and development expenses
Research and development expenses were RMB251.2 million (US$34.6 million), down 7% year-over-year, primarily attributable to the improvement in R&D efficiencies and synergies achieved through the reallocation and integration of research and development resources.
Selling, general and administrative expenses and others, net
Selling, general and administrative expenses and others, net were RMB170.2 million (US$23.5 million), down 11% year-over-year, primarily driven by the continued improvement in global operating efficiencies and lower share-based compensation expenses incurred during the quarter.

Net loss
Net loss was RMB196.9 million (US$27.0 million), compared with RMB304.0 million during the same period last year, primarily attributable to the increase in gross profit mainly driven by the increase in software license revenue and service revenue, the reduction in total operating expenses, as well as the decrease in equity investment loss during the quarter, partially offset by an increase in interest expense compared to the same period last year.
Total cash
Total cash as of March 31, 2025 was RMB933.0 million (US$128.6 million).
Non-GAAP Financial Measure
We use adjusted EBITDA in evaluating our operating results and for financial and operational decision-making purposes. Adjusted EBITDA is defined as net loss excluding interest income, interest expense, income tax expense, depreciation of property and equipment, amortization of intangible assets, and share-based compensation expenses.
We present this non-GAAP financial measure because it is used by the management to evaluate our operating performance and formulate business plans. We believe that the non-GAAP measure helps identify underlying trends in our business that could otherwise be distorted by the effects of certain expenses that are included in net loss. We also believe that the use of the non-GAAP measure facilitates investors’ assessment of our operating performance.
Adjusted EBITDA should not be considered in isolation or construed as alternatives to net loss or any other measures of performance or as indicators of our operating performance. Investors are encouraged to compare our historical adjusted EBITDA to the most directly comparable GAAP measure, net loss. Adjusted EBITDA presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review the financial information in its entirety and not rely on a single financial measure.
	Three Months Ended March 31
Millions, except otherwise noted	2024	2025	2025
	RMB	RMB	USD
Net Loss	(304.0)	(196.9)	(27.0)
Interest income	(6.2)	(5.3)	(0.7)
Interest expense	21.3	34.3	4.7
Income tax (benefit)/expense	(0.6)	1.8	0.2
Depreciation of property and equipment	15.2	13.1	1.8
Amortization of intangible assets	25.3	27.6	3.8
EBITDA	(249.0)	(125.5)	(17.2)
Share-based compensation expenses	25.1	20.1	2.8
Adjusted EBITDA	(223.9)	(105.4)	(14.4)
Other Information
On December 20, 2024, our board of directors authorized a share repurchase program under which we may repurchase up to US$20 million of our ordinary shares until the close of business on September 30, 2025, U.S. Eastern Time. On April 8, 2025, our board of directors approved an additional US$20 million in share repurchase authorization under this share repurchase program as well as an extension to its term, which brought the total repurchase authorization under the program to $40 million and its term was extended to March 31, 2026.

On February 11, 2025, we announced the debut of the first intelligent cockpit jointly developed by us under strategic partnership with FAW Group Co., Ltd. (“FAW Group”), China’s leading automaker, in the Hongqi Tiangong 05 all-electric sedan launched in January 2025. This marks a significant milestone in the deepening strategic partnership signed in April 2024 with FAW Group to develop next-generation intelligent cockpits for its premium Hongqi brand of vehicles.
On March 31, 2025, we completed an underwritten public offering of 25,000,000 Class A Ordinary Shares at a public offering price of US$1.80 per share.
On April 29, 2025 we announced a new phase of collaboration with Qualcomm Technologies, Inc. Building on our long-term relationship, the two companies will leverage ECARX’s extensive experience in full-stack hardware and software development and multiple generations of the Snapdragon® Cockpit Platform from Qualcomm Technologies, to jointly build an adaptable, innovative product matrix. By combining our advanced R&D capabilities and complementary technology strengths, ECARX and Qualcomm Technologies will further support automakers in accelerating their transition toward intelligent, software-defined vehicles (SDVs).
On June 25, 2025, we signed a partnership agreement with a leading global developer of robotic lawn mowers to integrate our cutting-edge lidar solution. This partnership represents a significant milestone in our strategy to diversify the application of our solutions beyond our core automotive intelligence segment and capitalize on opportunities in the rapidly growing robotics and AI applications markets.
On July 3, 2025, we released a white paper sharing our insights into integrating Google Automotive Services (GAS), showing 50+% reduction in integration time for the GAS automotive application suite with a particular focus on the integration of GAS into the ECARX-powered infotainment systems of the Volvo EX30 and Polestar 4 vehicles. By integrating a significant portion of the xTS suite directly into its CI/CD pipelines, we were able to identify potential regression as soon as it occurred, rather than waiting for formal test cycles. This was combined with the creation of a dedicated “test farm,” able to run the more than 1.6 million automatic test cases required for compliance, and to produce results within hours, reducing the execution on time of a full xTS run and allowing quicker identification of issues and faster resolution. The first GAS certification process, for the Volvo EX30 fully electric mini-SUV, saw ECARX pioneering these techniques, achieving a successful first certification in 10 months, well ahead of the 12-18 months usually expected by Google.
On July 11, 2025, we entered into a global strategic partnership with Samsung Group (“Samsung”), marking a new phase in our collaboration. The strategic partnership will leverage the complementary strengths of the parties in technological innovation and engineering to further integrate Samsung’s diverse technological portfolio — including next-generation displays, high-speed memory, and flash storage solutions — into our comprehensive product matrix. The collaboration will focus on jointly developing intelligent solutions for vehicles, smartphones, wearables, robots, and other connected terminals to create new growth drivers and diversify the application of ECARX’s solutions beyond its core automotive intelligence segment.
Our Corporate Structure
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in the Class A Ordinary Shares or in ECARX Holdings are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless.

Historically, we conducted our operations in China through our PRC subsidiaries and through Hubei ECARX Technology Co., Ltd., the former VIE, with which we, our subsidiary, and the nominee shareholders of the former VIE entered into certain contractual arrangement. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of businesses, and we operated certain businesses, including businesses that were subject to such restrictions and conditions in China such as surveying and mapping services and ICP businesses, through the former VIE. We did not own any equity interest in the former VIEs and relied on the contractual arrangements to direct their business operations. Such structure enables investors to invest in China-based companies in sectors where foreign direct investment is prohibited or restricted under PRC laws and regulations. We effected the Restructuring in 2022 and terminated the VIE corporate structure. The termination was due to the increased regulatory scrutiny over such structure and because the businesses and assets relating to surveying and mapping services and ICP businesses held by the former VIE, were inconsequential to our operations in 2020 and 2021 and which we believe have not had and will not have any material impact on our business operations or financial results. Following the Restructuring in 2022, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.
The following diagram illustrates our corporate structure as of the date of this prospectus.
We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of the Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2024 Form 20-F.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information —  D. Risk Factors — Risks Relating to Doing Business in China — The PRC government has significant oversight and discretion over our business operations, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of the Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
Cash Transfers and Dividend Distribution
Cash is transferred from ECARX Holdings to our subsidiaries through capital contributions, loans, and inter-company advances. In addition, cash may be transferred among our subsidiaries, through capital contributions, loans and settlement of transactions. Under our cash management policy, the amount of inter-company transfers of funds is determined based on the working capital needs of the subsidiaries and inter-company transactions, and is subject to internal approval processes and funding arrangements. Our management regularly reviews and monitors the cash flow forecast and working capital needs of our subsidiaries.
Advances and loans.   In 2022, (i) ECARX Holdings made advances in the principal amount of US$50.9 million to ECARX Technology Limited; (ii) ECARX Holdings provided loans in the principal amount of US$3.0 million to ECARX Sweden AB; (iii) ECARX Holdings provided loans in the principal amount of US$35.0 million to ECARX (Hubei) Tech Co., Ltd.; (iv) ECARX Holdings made advances in the principal amount of US$21.0 million to ECARX Group Limited; (v) ECARX Holdings received US$8.8 million as repayment from ECARX Sweden AB; and (vi) JICA Intelligent Robotics Co., Ltd., or JICA Intelligent, provided loans in the principal amount of RMB150.0 million to ECARX (Hubei) Tech Co., Ltd. In 2023, (i) ECARX Technology Limited repaid US$119.3 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$115.0 million to ECARX Group Limited and US$2.7 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$33.4 million to ECARX Holdings, (iv) ECARX Holdings provided loans in the principal amount of US$15.0 million to ECARX (Hubei) Tech Co., Ltd., (v) ECARX Technology Limited provided loans in the principal amount of US$0.4 million to ECARX Limited, which has been fully repaid, and (vi) ECARX (Hubei) Tech Co., Ltd. repaid RMB150.0 million to JICA Intelligent. In 2024, (i) ECARX Technology Limited repaid an amount ofUS$20 million to ECARX Holdings, (ii) ECARX Holdings made advances in the principal amount of US$12.5 million to ECARX Group Limited and US$1.0 million to ECARX Technology Limited, (iii) ECARX Group Limited repaid US$1.7 million to ECARX Holdings, and (iv) ECARX (Hubei) Tech Co., Ltd. provided loans in the principal amount of RMB5.0 million to Suzhou Photon-Matrix Optoelectronics Technology Co., Ltd.
Capital contribution.   In 2022, ECARX Technology Limited made capital contribution of US$14.6 million and US$25.0 million to its subsidiaries, ECARX Limited and ECARX (Hubei) Tech Co., Ltd., respectively. In 2023, (i) ECARX Group Limited made capital contribution of US$100.0 million to ECARX Technology Limited; (ii) ECARX Technology Limited made capital contribution of US$60.0 million to ECARX (Hubei) Tech Co., Ltd., and US$31.5 million to its subsidiary, ECARX Limited; (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB51.0 million to its subsidiary, JICA Intelligent; (iv) ECARX Holdings converted its £3.0 million loan to ECARX Limited into equity and (v) ECARX

Limited made capital contribution of US$2.7 million to ECARX Americas Inc. In 2024, (i) ECARX Group Limited made capital contribution of US$39.6 million to ECARX Technology Limited, (ii) ECARX Technology Limited made capital contribution of GBP19.3 million and US$0.4 million to its subsidiary, ECARX Limited, and US$10.0 million to its subsidiary, ECARX (Zhejiang) Technology Co., Ltd., (iii) ECARX (Hubei) Tech Co., Ltd. made capital contribution of RMB125.0 million to its subsidiary, JICA Intelligent, and (iv) ECARX Limited made capital contribution of US$5.9 million to its subsidiary, ECARX Americas Inc.
Cash transfers involving Hubei ECARX, the former VIE.   In 2022, Hubei ECARX received RMB157.0 million in the form of loans from our subsidiaries. In 2022, Hubei ECARX, ECARX Technology, and ECARX (Hubei) Tech Co., Ltd. made payments totaling RMB36.1 million, US$2.2 million, and RMB60.0 million, respectively, to ECARX Sweden AB relating to certain research and development expense. In 2022, Hubei ECARX made payments totaling RMB270.0 million to JICA Intelligent. Following the Restructuring in 2022, we no longer have any VIE in China.
We, our subsidiaries, and, for the periods ended prior to the Restructuring, the former VIEs, have not declared or paid dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends in the future will be at the discretion of our board of directors.
We are subject to various restrictions on inter-company fund transfers and foreign exchange control.
Dividends.   ECARX Holdings is a holding company and may rely on dividends and other distributions on equity paid by our subsidiaries for its cash and financing requirements. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) our mainland China subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in China; (ii) each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) our mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by our mainland China subsidiary upon dividend remittance. Such restrictions could have a material and adverse effect on the ability of ECARX Holdings to distribute profits to its shareholders. Under Cayman Islands law, while there are no exchange control regulations or currency restrictions, ECARX Holdings is also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in ECARX Holdings being unable to pay its debts as they fall due in the ordinary course of business.
Capital expenses.   Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, our mainland China subsidiaries are required to obtain approval from the State Administration of Foreign Exchange, or SAFE, or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.
Shareholder loans and capital contributions.   Loans by us to our mainland China subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of SAFE, and any capital contribution from us to our mainland China subsidiaries is required to be registered with the competent government authorities in mainland China.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely registered public accounting firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely registered public accounting firms in mainland China and Hong Kong and we continue to use a registered public accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Arrangements with Respect to Certain Personal Data
In response to the move by PRC government authorities to tighten the regulatory framework governing data security, cybersecurity and privacy, in September 2021 we initiated the process to transfer the rights of our mainland China subsidiaries and of the former VIE to access personal data relevant to their respective business operations to Zhejiang Huanfu Technology Co., Ltd., or Zhejiang Huanfu, an entity controlled by our controlling shareholder. The transfer was completed in December 2021. In January 2022, we entered into a procurement framework agreement with Zhejiang Huanfu and thereafter concluded several procurement-related contracts pursuant to the procurement framework agreement to procure certain data-related services from Zhejiang Huanfu and fulfill our obligations to our PRC customers that were committed to prior to the aforementioned transfer to Zhejiang Huanfu for the sole purpose of restricting our access to personal data. Under these contracts, we engaged Zhejiang Huanfu to provide telematics service provider services relating to hosting of information, including personal data, as well as IT system support and troubleshooting. We also license certain intellectual property to Zhejiang Huanfu to enable it to perform its services. These contracts are governed by terms that we typically enter into with our suppliers. As of the date of this prospectus, our mainland China subsidiaries do not have any right to access or process any personal data in China, other than certain employee personal data and certain vehicle identification numbers provided by automotive OEMs in association with our provision of product repair and maintenance services.
Permission Required from the PRC Authorities for Our Operations
We conduct our operations in China through our PRC subsidiaries. Each of our mainland China subsidiaries is required to obtain, and has obtained, a business license issued by PRC authorities such as the State Administration for Market Regulation and its local counterparts. Our mainland China subsidiaries are also required to obtain, and have obtained, additional operating licenses and permits in connection with their operations, including but not limited to the model confirmation, compulsory product certifications, and network connection licenses for certain of our products. None of our mainland China subsidiaries has been subject to any penalties or other disciplinary actions from any authority in mainland China for the failure to obtain or insufficiency of any approvals or permits in connection with the conduct of its business operations as of the date of this prospectus.
The PRC government has sought to exert more control and impose more restrictions on China-based issuers raising capital overseas and such efforts may continue or intensify in the future. On July 6, 2021, the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies, was enacted. Effective measures, such as promoting the establishment of regulatory frameworks, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements, and similar matters. The revised Measures for Cybersecurity Review issued by the CAC, and several other administrations on December 28, 2021 (which took effect on February 15, 2022) require that, both critical information infrastructure operators purchasing network products or services that affect or may affect national security and “online platform operators” carrying out data processing activities that affect or may affect national security should be subject to the cybersecurity review. As of the date of this prospectus, (i) we have not been informed that we are a critical information infrastructure operator or a data processor conducting data processing activities that affect or may affect national security by any government authority, although it is uncertain whether we would in fact be categorized as such under the PRC law; and (ii) we have not been involved in any investigations or cybersecurity review by the CAC and we have not received any official inquiry, notice, warning, or sanctions in this respect.
On February 17, 2023, the CSRC released several regulations regarding the filing requirements for overseas offerings and listings by mainland China-based issuers, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or collectively the Overseas Listing Filing Rules, which took effect on March 31, 2023. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. Failure to comply with the filing requirements may result in fines, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offering and Listing, which stipulates that mainland China-based issuers like us that have completed overseas listings prior to March 31, 2023 are not required to file with CSRC immediately, but must carry out filing procedures as required if we conduct refinancing or if other circumstances arise, which will require us to make a filing with the CSRC. We are required to make a filing with the CSRC after the completion of any future offering made pursuant to this prospectus and for our other future offerings and listing of our securities in an overseas market under the Overseas Listing Filing Rules.
Based on the opinion of Han Kun Law Offices, our legal counsel as to the law of mainland China, according to its interpretation of the laws and regulations of mainland China currently in effect, we believe that, as of the date of this prospectus, we and our PRC subsidiaries (i) are not required to obtain any permissions from the CSRC, and (ii) have not been asked to obtain or denied any permissions by any PRC government authority, in connection with a potential offering under this prospectus, other than the CSRC filing procedure we are required to make after the completion of an offering made pursuant to this prospectus. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required in connection with the Business Combination, our previous offerings and listing under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded” in our 2024 Form 20-F. Any failure to obtain or delay in obtaining the required approvals or completing the required procedures could subject us to restrictions and penalties imposed by the CSRC, the CAC, or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our overseas offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects.

If (i) we do not receive or maintain any permits or approvals required of us, (ii) we inadvertently concluded that certain permits or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permits or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” in our 2024 Form 20-F.
The Business Combination
On December 20, 2022, we consummated the Business Combination with COVA, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022. COVA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On December 21, 2022, the Class A Ordinary Shares and Warrants were listed on The Nasdaq Global Market under the symbol “ECX” and “ECXWW,” respectively.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors” and “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
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We have a relatively limited operating history and face significant challenges in a fast-developing industry;

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If our solutions do not effectively address the evolution of the automotive industry or automotive intelligence technologies, our business could be adversely affected;

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Changes in automobile sales and market demand can adversely affect our business;

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Disruptions in the supply of components or the underlying raw materials used in our products may materially and adversely affect our business and profitability;

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A reduction in the market share or changes in the product mix offered by our customers could materially and adversely affect our business, financial condition, and results of operations;

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The automotive intelligence industry is highly competitive, and we may not be successful in competing in this industry;

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We had negative net cash flows from operations in the past and have not been profitable, which may continue in the future. A note regarding our ability to continue as a going concern has been included in our consolidated financial statements;

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We currently have a concentrated customer base with a limited number of key customers, particularly including certain of our related parties such as Geely Holding’s subsidiaries. The loss of one or more of our key customers, or a failure to renew our agreements with one or more of our key customers, could adversely affect our results of operations and ability to market our products and services;
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We are subject to risks and uncertainties associated with international operations, which may harm our business;

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Our automotive intelligence technologies and related hardware and software could have defects, errors, or bugs, undetected or otherwise, which could create safety issues, reduce market adoption, damage our reputation with current or prospective customers, or expose us to product liability and other claims that could materially and adversely affect our business, financial condition, and results of operations;

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We rely on our business partners and other industry participants. Business collaboration with partners is subject to risks, and these relationships may not lead to significant revenue. Any adverse change in our cooperation with our business partners could harm our business;

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Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends;

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Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations; and

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Changes in U.S. and international investment and trade policies, escalations of tensions in international relations, and increased scrutiny from customs and other authorities to trade may have an adverse effect on our business and expansion plans.

Risks Relating to Doing Business in China
•
ECARX Holdings is not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. This holding company structure involves unique risks to investors. As a holding company, ECARX Holdings may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to ECARX Holdings may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information — Our Holding Company Structure and China Operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” of our 2024 Form 20-F for details;

•
The PRC government has significant oversight and discretion over our business operations, and it may influence on our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities;

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Risks and uncertainties arising from the legal system of China, including those relating to the interpretation and enforcement of PRC laws and regulations and that rules and regulations in China can change quickly with little advance notice, could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Risks and

uncertainties regarding the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless” of our 2024 Form 20-F for details;
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The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offerings under PRC law, and, if so required, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to our offerings, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities;

Risks Relating to Our Securities
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The price of our securities may be volatile, and the value of our securities may decline;

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A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

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If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline;

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Sales of a substantial number of our securities in the public market could cause the price of our securities to fall; and

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Future issuance of Ordinary Shares will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Corporate Information
The mailing address of our principal executive office is Second Floor North, International House, 1 St. Katharine’s Way, London E1W 1UN, United Kingdom, and its phone number is +44 73 8531 8413. Our corporate website address is https://www.ecarxgroup.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described below and under “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Changes in U.S. and international investment and trade policies, escalations of tensions in international relations, and increased scrutiny from customs and other authorities to trade may have an adverse effect on our business and expansion plans.
There have been heightened tensions in international relations in recent years, which has resulted in and will continue to cause changes in international trade policies and additional barriers to trade. Tensions in the relations between the United States and China, or between other countries, may intensify and the United States, China, or other countries may adopt measures in the future that impact our global business operations. Countries impose, modify, and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which contribute to the volatile nature of tariffs and other trade restrictions.
Changes in governmental policies including sanctions, tariffs and export controls administered by governments around the world, particularly those imposed as a result of an increasingly tense relationship of the political or economic relations among major economic groups and other geopolitical challenges, could impose a severe constraint on the manufacturing, import, export, sale and distribution of automobiles and related products, consequently causing a material and adverse effect on the business and prospects of our suppliers, customers and business partners and of ourselves.
The Trump Administration has announced its desire to use tariffs as a tool to strengthen the U.S. economy and industrial sector, as well as leverage to negotiate trade relations with other countries. The Trump Administration has targeted Canada, Mexico and China with trade measures and has also imposed country-specific “reciprocal tariffs” on 60 countries, effective April 9, 2025, and a 10% “baseline” tariff on all other countries, effective April 5, 2025. These tariffs are cumulative with tariffs already in effect or recently announced by the Trump Administration, resulting in an effective tariff rate of upwards of 50% on certain goods imported into the United States. This has led to, and may lead to further, retaliatory tariffs against the United States by Canada, Mexico, China, the European Union, and other jurisdictions. On April 9, 2025, U.S. President Donald Trump dropped new tariff rates on imports from most U.S. trade partners to 10% for 90 days to allow trade negotiations with those countries. On July 7, 2025, U.S. President Trump delayed imposition of new tariff rates until August 1, 2025, and sent letters to leaders of 14 countries with warnings that new higher tariff rates will come into effect unless they reach a trade agreement with the United States by August 1, 2025. As a result, global trade tensions have heightened substantially may escalate even further, which may materially and adversely affect global trade and global economic conditions. Further deterioration in bilateral and multilateral relations could lead to even more restrictive measures, such as new tariffs, export or import controls, capital restrictions, or technology bans. Governments in other jurisdictions may also consider proposals to amend laws and regulations relating to customs that, if adopted, would lower duty-free thresholds or make importing goods into those jurisdictions more complicated. For example, the European Commission announced plans to impose new fees on online purchases imported directly to consumers. Any of the foregoing could affect the manufacturing, import, export, sale and distribution of automobiles and related products and could in turn materially and adversely affect our business, operating results, and financial condition.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2025 on a historical basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2024 Form 20-F, which is incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
	As of March 31, 2025
	RMB in millions	US$ in millions
Cash and restricted cash	933.0	128.6
Short-term borrowings	1,960.0	270.1
Convertible notes payable, net	467.9	64.5
Notes payable	192.0	26.5
Total shareholders’ deficit	(1,671.8)	(230.3)
Total capitalization	948.1	130.8

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of our currently effective memorandum and articles of association. This description is qualified by reference to our currently effective memorandum and articles of association. All capitalized terms used in this section are as defined in our currently effective memorandum and articles of association, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital is US$50,000 divided into 10,000,000,000 shares of a par value of US$0.000005 each, consisting of 8,000,000,000 Class A Ordinary Shares, 1,000,000,000 Class B Ordinary Shares and 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as our board of directors may determine in accordance with our currently effective memorandum and articles of association. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of our currently effective memorandum and articles of association and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares. A summary description of the Warrants is also set forth below.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting and conversion rights. We maintain a register of members and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Although Mr. Eric Li (Li Shufu) and Mr. Ziyu Shen, collectively referred to as the “Co-Founders” and each a “Co-Founder,” control the voting power of all of the issued and outstanding Class B Ordinary Shares, their controls over those shares are not permanent and are subject to reduction or elimination. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not Mr. Li or Mr. Shen or an affiliate of them, those shares will automatically and immediately convert into Class A Ordinary Shares.
Dividends
The holders of Ordinary Shares are entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution but no dividend shall exceed the amount recommended by the board of directors. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie.
Voting Rights
In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Voting at any meeting of shareholders is decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares shall vote together on all matters as a single class except as otherwise required by law. An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company, while a special resolution requires not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote at a general meeting of our company. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution is required for important matters such as a change of name or making changes to our then existing memorandum and articles of association.
Optional and Mandatory Conversion
Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.
Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B Ordinary Shares through voting proxy or otherwise to any person which is not Mr. EricLi (Shufu) Li or Mr. Ziyu Shen, each referred to as a “Co-Founder,” or their respective affiliate, such Class B Ordinary Share will automatically and immediately convert into an equal number of Class A Ordinary Share if the Co-Founder does not continue to have sole dispositive power and exclusive voting control over the Class B Ordinary Shares after such sale, transfer, assignment, or disposition.
Upon any direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Co-Founder or their respective affiliate; provided, that any such direct or indirect sale, transfer, assignment, or disposition to an affiliate of a Co-Founder, shall result in the automatic and immediate conversion of the Class B Ordinary Shares into an equal number of Class A Ordinary Shares if the Co-Founder does not continue to have sole dispositive power and exclusive voting control over the Class B Ordinary Shares after such sale, transfer, assignment, or disposition.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the amended and restated memorandum and articles of association of ECARX Holdings and to any lock-up agreements to which a shareholder may be a party, any shareholder may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Class B Ordinary Shares may be transferred only to a Co-Founder or a Co-Founder’s affiliate and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “— Optional and Mandatory Conversion.”
Our board of directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

•
a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption and Repurchase of Ordinary Shares
Subject to the provisions of the Companies Act (As Revised) of the Cayman Islands, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares. We may purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the our board of directors or by the shareholders by ordinary resolution.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) in nominal or par value amount of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one-third of the votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of our Class B Ordinary Shares shall be required in any event.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us (other than copies of our memorandum and articles of association, register of mortgages and copies and any special resolution passed by the shareholders) except as required by law or authorized by our board of directors or our shareholders by special resolution.

Changes in Capital
We may from time to time by ordinary resolution:
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increase our share capital by new shares of such amount as we think expedient;

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consolidate and divide all or any share capital into shares of a larger amount than existing shares;

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sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner authorized by the Companies Act (As Revised) of the Cayman Islands.
Registration Rights
Certain of our shareholders are entitled to certain registration rights, pursuant to which we have agreed to provide customary demand registration rights and “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file and have filed a resale shelf registration statement to register the resale under the Securities Act of such registrable securities.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into the Class A Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of the Ordinary Shares and reduce the likelihood that holders of the Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the Ordinary Shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities, including debentures, notes, bonds and other evidences of indebtedness, in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security, including the Ordinary Shares.
The following description briefly sets forth certain general terms and provisions of the debt securities. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. Unless otherwise specified in an accompanying prospectus supplement, our debt securities may be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein or under. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part.
The terms of any series of debt securities that we may offer may include, among others, the following:
Terms
The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions, and where applicable, the conversion price at which the debt securities may be converted, the date on which the right to exercise the debt securities will commence and the date on which the right will expire, the minimum or maximum amount of debt securities that may be exercise at any one time, the mechanisms, procedures and conditions relating to the exercise or conversion of the debt securities,

•
redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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the amount of discount or premium, if any, with which the debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities), including terms, procedure and limitation relating to the conversion, exchange, exercise or redemption of the debt securities.

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities; Form, Exchange and Transfer
We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, may be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in a global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, convert or exercise their debt securities at our designated agent’s office, if any, or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Prior to the conversion or exercise of their debt securities, holders of debt securities convertible or exercisable for ordinary shares may not have any rights of shareholders and will not be entitled to dividend payments, if any, or voting rights of shares. We urge you to read the terms of the debt securities because those terms, and not this description, define your rights as a holder of such debt securities.
Conversion of Debt Securities
A debt security may entitle the holder to convert the debt security into underlying securities, including the Ordinary Shares at a stated conversion price. Debt securities may be exercised or converted (as the case may be) at any time up to the close of business on the expiration date or maturity date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.
Debt securities may be converted as set forth in the applicable debt securities document or agreement. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the trustee, if any, or to us, we will forward, as soon as practicable but no later than the prescribed settlement period, the securities issuable upon such conversion. If less than all of the debt security represented by such security is converted, a new debt security may be issued for the remaining debt security.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of warrants, which we may issue under this prospectus or the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase Class A Ordinary Shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A Ordinary Shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
ECARX Holdings is incorporated under the laws of the Cayman Islands. Service of process upon ECARX Holdings and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

TAXATION
U.S. Federal Income Tax Considerations
General
The following is a general discussion of the U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of the Class A Ordinary Shares (“Shares”). This discussion addresses only holders who acquire Securities pursuant to this offering and hold such Securities as “capital assets” (generally, assets held for investment purposes). This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.
This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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our officers or directors;

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banks, financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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S-corporations, partnerships and other pass-through entities or arrangements;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own Stock representing ten percent or more of our shares by vote or value;

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persons that acquired Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons that hold Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Shares, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding Shares, we urge you to consult your own tax advisor.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SHARES. HOLDERS OF THE SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
Taxation of Distributions
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Status,” if we make a distribution of cash or other property on the Shares (including the amount of any tax withheld), a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on the Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares” below). We do not intend to provide calculations of our earnings and profits under U.S. federal income tax principles. A U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares” below) applicable to “qualified dividend income,” provided that the Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), we are not treated as a PFIC in the year the dividend is paid or in the preceding years, and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Shares are listed on Nasdaq, there can be no assurance that the Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Shares.
Dividends paid on our Shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S.

Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Shares
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
If we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the Shares may be subject to PRC income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as mainland China source income under the Treaty. Pursuant to U.S. Treasury regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the U.S. Treasury regulations.
Passive Foreign Investment Company Status
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Based on the current and anticipated value of our assets and the composition of our income and assets, including goodwill and other unbooked intangibles, we do not believe we were a PFIC for any taxable year including the year which ended December 31, 2024 and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Shares and, the U.S. Holder did not make an applicable purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
If we are a PFIC and the Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Shares at the end of such year over its adjusted basis in its Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Shares over the fair market value of its Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. We anticipate that the Shares should qualify as being regularly traded, but no assurances may be given in this regard. Moreover, a mark-to-market election made with respect to the Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Shares under their particular circumstances.
We do not intend to provide information necessary for U.S. Holders to make a qualified electing fund election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Securities should consult their tax advisors concerning the reporting requirements that may apply and the application of the PFIC rules to Securities under their particular circumstances.

Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to an interest in the Shares, subject to certain exceptions (including an exception for Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Shares.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares based on the advice of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares and Warrants, collectively referred to as the “Securities.” The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with us that:
(a)
no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)
on or in respect of the shares, debentures or other obligations of us; or

(ii)
by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

The concessions apply for a period of 20 years from February 18, 2022.
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our Ordinary Shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of the enterprise’s voting board members or senior executives habitually reside in the PRC.
We believe that ECARX Holdings Inc. is not a PRC resident enterprise for PRC tax purposes. ECARX Holdings Inc. is a company incorporated outside of the PRC. ECARX Holdings Inc. is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that ECARX Holdings Inc. meets all of the conditions above. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that ECARX Holdings Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, if such dividends are treated as sourced from within the PRC. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax imposed on dividends or gains may be subject to a reduction or exemption if such reduction or exemption is available under an applicable tax treaty. It is also unclear whether non-PRC shareholders of ECARX Holdings Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that ECARX Holdings Inc. is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, ECARX Holdings Inc., is not deemed to be a PRC resident enterprise, holders of the Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of the Ordinary Shares. However, under the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or STA Circular 7, and the State Taxation Administration

issued Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or STA Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests in an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under STA Circular 7 and STA Circular 37, and we may be required to expend valuable resources to comply with STA Circular 7 and STA Circular 37, or to establish that we should not be taxed under these circulars.

PLAN OF DISTRIBUTION
We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents;

•
in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through a combination of any of these methods of sale; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
•
the name or names of any underwriters or agents;

•
any public offering price;

•
the proceeds from such sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

•
We may distribute the securities from time to time in one or more of the following ways:

•
at a fixed price or prices, which may be changed;

•
at prices relating to prevailing market prices at the time of sale;

•
at varying prices determined at the time of sale;

•
at negotiated prices; or

•
for no consideration.

By Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

EXPENSES RELATED TO THE OFFERING
We will incur printing costs, legal fees and expenses, accountants’ fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the securities offered by this prospectus and Han Kun Law Offices has advised us on certain legal matters as to the law of mainland China.

EXPERTS
The consolidated financial statements of ECARX Holdings Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that ECARX Holdings Inc. has suffered recurring losses from operations and has net cash used in operating activities and net current liabilities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://www.ecarxgroup.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 26, 2025 (File No. 001-41576);

•
the description of the Class A Ordinary Shares and Warrants contained in our registration statement on Form 8-A filed with the SEC on December 20, 2022, and any amendment or report filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
ECARX Holdings Inc.
Second Floor North
International House
1 St. Katharine’s Way
London E1W 1UN
ir@ecarxgroup.com

$50,000,000 Principal Amount of Convertible Notes
Class A Ordinary Shares Issuable upon Conversion of Convertible Notes
ECARX Holdings Inc.
PROSPECTUS SUPPLEMENT
Dated October 30, 2025